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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IRONWOOD PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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301 Binney Street
Cambridge, Massachusetts 02142

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS OF
IRONWOOD PHARMACEUTICALS, INC.

Date:	Thursday, June 9, 2011
Time:	9:00 a.m. - 10:00 a.m.
Place:	Royal Sonesta Hotel Boston 40 Edwin Land Boulevard Cambridge, MA 02142
Purpose:	We are holding the annual meeting for stockholders to consider five company sponsored proposals as follows:
	1.	To re-elect our three Class I directors, each for a three-year term;
	2.	To hold an advisory vote on executive compensation;
	3.	To hold an advisory vote on the frequency of the advisory vote on executive compensation;
4.
To approve the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986; and
	5.	To ratify our audit committee's selection of Ernst & Young LLP as our auditors for 2011.
We will also consider action on any other matter that may be properly brought before the meeting and any postponement(s) or adjournment(s) thereof.

        Our board of directors recommends you vote "for" each of the nominees for Class I director (proposal no. 1), "for" each of proposals nos. 2, 4 and 5, and "three years" for the frequency of the "say-on-pay" vote (proposal no. 3). Only stockholders of record at the close of business on April 20, 2011 will be entitled to vote at the meeting.

        We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the internet. We believe these rules allow us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

        You are cordially invited to attend the annual meeting in person. To ensure that your vote is counted at the annual meeting, however, please vote as promptly as possible.

Proxy Material Mailing Date:	Sincerely,
April [ ], 2011	HALLEY E. GILBERT Vice President & General Counsel, Assistant Secretary

General Information	1
Security Ownership of Certain Beneficial Owners and Management	4
Certain Relationships and Related Transactions	7
Proposal No. 1—Election of Directors	9
Directors and Corporate Governance	9
Proposal No. 2—Advisory Vote on Executive Compensation	18
Proposal No. 3—Advisory Vote on Frequency of Say-on-Pay Vote	19
Executive and Director Compensation	20
Proposal No. 4—Approval of the Material Terms of the Performance Goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan	38
Proposal No. 5—Ratification of our Selection of Auditors	45
Section 16(a) Beneficial Ownership Reporting Compliance	46
Stockholder Communications, Nominations for Directorships and Proposals	46
SEC Filings	46
Appendix A—Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan	A-1

i

301 Binney Street
Cambridge, Massachusetts 02142

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        Our board of directors is soliciting proxies for the 2011 annual meeting of stockholders. This proxy statement explains the agenda, voting information and procedures for the meeting. Please read it carefully. This proxy statement and related materials are first being made available to stockholders on or about April [    ], 2011 and the notice of internet availability of proxy materials is first being sent to our stockholders on the same day.

        In this proxy statement, references to "the company" or "Ironwood" and, except within the Audit Committee Report and the Compensation Committee Report, references to "we", "us" or "our" mean Ironwood Pharmaceuticals, Inc.

        The contents of our website are not incorporated into this document.

        Who can vote.    Only stockholders of record of either of our two series of common stock, our Class A common stock and our Class B common stock, at the close of business on April 20, 2011 can vote at the meeting.

        Quorum.    In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast represented in person or by proxy at the meeting. On our record date, April 20, 2011, we had [      ] shares of our common stock outstanding and entitled to vote ([      ] shares of our Class A common stock and [      ] shares of our Class B common stock).

        With respect to all matters that will come before the meeting, each share is entitled to one vote, and holders of shares of our Class A common stock and of our Class B common stock will vote together as a single class.

        Notice of internet availability of proxy materials.    Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a notice of internet availability of proxy materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the notice and to request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the internet and how to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet or through email to help reduce the environmental impact of our annual meetings.

        Voting Procedures—Stockholders of Record and Beneficial Owners.    You are a stockholder of record if your shares of our stock are registered directly in your own name with our transfer agent, Computershare Trust Company, N.A., or Computershare. You are a beneficial owner if a brokerage firm, bank, trustee or other agent, called a "nominee", holds your stock. This is often called ownership in "street name" because your name does not appear in the records of Computershare. If you hold your shares in street name, you should receive a voting instruction form from your broker nominee.

How to vote your shares.

        If you are a stockholder of record, there are four ways to vote:

  •
  In person.  You may vote in person at the annual meeting. We will give you a ballot when you arrive.

  •
  Via the Internet.  You may vote by proxy via the internet by following the instructions provided on the notice of internet availability of proxy materials or the proxy card.

  •
  By Telephone.  If you live in the United States or Canada, you may vote by proxy by calling the toll free number found on either the notice of internet availability of proxy materials or the proxy card. You must have the control number that is on either the notice or the proxy card when voting.

  •
  By Mail.  If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

        If you are a beneficial owner of shares held in street name, there are four ways to vote:

  •
  In person.  If you wish to vote in person at the annual meeting, you must obtain a legal proxy from the nominee that holds your shares. Please contact that nominee for instructions regarding obtaining a legal proxy.

  •
  Via the Internet.  You may vote by proxy via the internet by following the instructions provided on your voting instruction form.

  •
  By Telephone.  If it is allowed by your nominee, you may vote by proxy by calling the toll free number found on your voting instruction form.

  •
  By Mail.  You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.

        How you may revoke your proxy instructions.    You may revoke or amend your proxy at any time before it is voted at the annual meeting by writing to us directly, submitting a new proxy with a later date by mail, over the telephone or on the internet, or by attending the meeting and voting in person. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

        What if you receive more than one proxy card or voting instruction form?    This means that you may have more than one account at Computershare and/or with a nominee. Your proxy card lists the number of shares you are voting. Please vote the shares on all proxy cards and voting instruction forms that you receive.

        We recommend you consolidate your holdings under the same name, address and tax identification number, if possible. This will eliminate some duplication of mailings and reduce costs. Please contact your nominee to consolidate accounts, or our transfer agent, Computershare, at (800) 662-7232.

        Abstentions and "broker non-votes".    If you are a stockholder of record and you vote "abstain" or "withhold" on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding through a broker nominee, you may instruct your nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for director.

        A broker nominee generally may not vote on "non-routine" matters without receiving your specific voting instructions. This is called a "broker non-vote." Like abstentions, broker non-votes are counted as present and entitled to vote for quorum purposes, but are not counted for purposes of determining whether a proposal has received the majority of the votes cast for or against such proposal. At the annual meeting, your broker nominee will not be able to submit a vote on the election of directors, the advisory votes on executive compensation and the frequency of say-on-pay votes, or the approval of the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, unless it receives your specific instructions. If your nominee does not receive your specific instructions for any of those proposals, it will submit a broker non-vote for such proposal. The broker nominee will, however, be able to vote on the ratification of the selection of our independent auditors even if it does not receive your instructions, so no broker non-votes will exist in connection with that proposal.

        Discretionary authority.    Subject to the rules related to voting by nominees described above, if you sign and return your proxy card or provide voting instructions electronically or by telephone without making any specific selections, your shares will be voted in the manner recommended by our board. If other matters not included in this proxy statement properly come before the annual meeting, the persons named on the proxy card, or designated by electronic or telephonic vote, will have the authority to vote on those matters for you as they determine. At this time, we are not aware of any matters that will come before the annual meeting other than those disclosed in this proxy statement.

        Vote required.    The required vote for each of the proposals expected to be acted upon at the annual meeting is described below.

  1.
  Proposal No. 1—Election of Class I Directors:    the three nominees for director with the highest number of affirmative votes will be elected as directors to serve for three-year terms and until their successors are duly elected and qualified or until their death, resignation or removal. Because there is no minimum vote required, abstentions and broker non-votes will not affect the outcome of this proposal.

  2.
  Proposal No. 2—Advisory (non-binding) vote on executive compensation, or "say-on-pay":    because this proposal calls for a non-binding, advisory vote, there is no "required vote" that would constitute approval. However, our board, including our compensation and HR committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions may be appropriate to address those concerns. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not affect the outcome of this proposal.

  3.
  Proposal No. 3—Advisory (non-binding) vote on frequency of say-on-pay votes:    this proposal also calls for a non-binding, advisory vote. This proposal provides a choice among three frequency periods for future advisory say-on-pay votes. The frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our board, we may decide that it is in the best interests of our stockholders and Ironwood to hold a say-on-pay vote more or less frequently than the option selected by a plurality of our stockholders. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.

  4.
  Proposal No. 4—Approval of the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, or our 2010 Plan:    the approval of this proposal requires a majority of the votes cast for or against the proposal. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not otherwise affect the outcome of this proposal.

  5.
  Proposal No. 5—Ratification of Auditors:    the approval of this proposal requires a majority of the votes cast for or against the proposal. Abstentions will not affect the outcome of this proposal.

        Results of the voting.    The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

        Costs of solicitation.    We will pay the costs of soliciting proxies. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Our directors, our officers and our employees also may solicit proxies on our behalf, personally or by telephone, without additional compensation. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $16,500 in the aggregate.

        Audio of annual meeting to be broadcast on our website.    The audio portion of our annual meeting will be broadcast live over the internet through a webcast that will be accessible through the Investors section of our website at www.ironwoodpharma.com. The contents of our website are not incorporated into this document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 31, 2011 for:

  •
  each person whom we know beneficially owns more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

        The percentage of common stock beneficially owned by each person is based on 99,722,347 shares of common stock outstanding on March 31, 2011 (49,050,397 shares of Class A common stock and 50,671,950 shares of Class B common stock). Each share of Class B common stock is convertible at any time into one share of Class A common stock. Shares of common stock that may be acquired within 60 days following March 31, 2011 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table. Beneficial ownership representing less than one percent is denoted with an "*."

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
					% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Officers and Directors
Peter M. Hecht(2)	56,551	*	4,446,914	8.61	4.47
Michael J. Higgins(3)	20,498	*	750,246	1.46	*
Thomas A. McCourt(4)	11,020	*	83,333	*	*
Mark G. Currie(5)	23,498	*	834,749	1.63	*
Joseph C. Cook, Jr.(6)	935	*	607,172	1.20	*
George H. Conrades(7)	1,056	*	1,167,907	2.30	1.17
David A. Ebersman	0	*	71,519	*	*
Marsha H. Fanucci	22,000	*	44,863	*	*
Terrance G. McGuire(8)	0	*	6,303,980	12.44	6.32
Gina Bornino Miller(9)	0	*	770,952	1.52	*
Bryan E. Roberts(10)	1,056	*	8,746,321	17.26	8.77
David E. Shaw	52,393	*	377,085	*	*
Christopher T. Walsh(11)	0	*	358,026	*	*

All executive officers and directors as a group (13 persons)(12)	189,007	*	24,563,067	46.29	24.22

5% Security Holders
Ridgeback Capital Investments L.P.(13)	0	*	10,389,262	20.50	10.42
Entities associated with Morgan Stanley(14)	4,853,357	9.89	4,434,902	8.75	9.31
Entities associated with Venrock(10)	1,056	*	8,731,321	17.23	8.76
Entities associated with Polaris Venture Partners(8)	0	*	6,303,980	12.44	6.32

(1)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, on matters in which holders of our Class B common stock are entitled to one vote per share. Each share of Class A common stock and each share of Class B common stock has one vote per share, except (a) on the following matters (in which each share of Class A common stock has one vote per share and each share of Class B common stock has ten votes per share), if submitted to a vote of stockholders: (i) adoption of a merger or consolidation agreement involving Ironwood; (ii) a sale of all or substantially all of Ironwood's assets; or (iii) a dissolution or liquidation of Ironwood; and (b) on every matter if and when any individual, entity or "group" (as such term is used in Regulation 13D of the Securities Exchange Act of 1934, as amended, or the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including those set forth in this proxy statement) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)
Includes 33,748 shares of Class A common stock and 947,163 shares of Class B common stock issuable to Dr. Hecht upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(3)
Includes 20,498 shares of Class A common stock and 600,246 shares of Class B common stock issuable to Mr. Higgins upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(4)
Includes 8,748 shares of Class A common stock and 83,333 shares of Class B common stock issuable to Mr. McCourt upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(5)
Includes 23,498 shares of Class A common stock and 624,749 shares of Class B common stock issuable to Dr. Currie upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(6)
Includes 86,025 shares of Class B common stock held by Farview Management Company, L.P. Also includes 411,147 shares of Class B common stock held by Mr. Cook and his wife, Judith E. Cook. Mr. Cook has shared voting and investment authority over these shares. Also includes 45,000 shares of Class B common stock issuable to Mr. Cook upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(7)
Includes 254,152 shares of Class B common stock held by the Conrades Family, LLC, of which Mr. Conrades is a managing member. Also includes 823,755 shares of Class B common stock held by Longfellow Venture Partners I, LLC, of which Mr. Conrades is the sole member and the sole manager.

(8)
Includes 40,000 shares of Class B common stock held by Bartlett Partners, LLC, 163,302 shares of Class B common stock held by Polaris Venture Partners Founders' Fund II, L.P. and 6,100,678 shares of Class B common stock held by Polaris Venture Partners II, L.P. Mr. McGuire is a manager of Bartlett Partners, LLC and a managing member of the general partner of the Polaris funds, and has shared voting and investment authority over these shares.

(9)
Includes 720,952 shares of Class B common stock held by Millbor Family Trust U/T/D October 16, 2002, of which Ms. Bornino Miller is a co-trustee and a beneficiary. As co-trustee, Ms. Bornino Miller exercises shared voting and investment authority over these shares.

(10)
Includes 2,559,605 shares of Class B common stock held by Venrock Associates, 3,683,329 shares of Class B common stock held by Venrock Associates II, L.P., 48,387 shares of Class B common stock held by Venrock Entrepreneurs Fund, L.P., 2,017,021 shares of Class B common stock held by Venrock Healthcare Capital Partners, LP, 382,979 shares of Class B common stock held by VHCP Co-Investment Holdings, LLC and 878 shares of Class A common stock and 40,000 shares of Class B common stock held by VR Management, LLC. Dr. Roberts is a general partner of Venrock Associates and Venrock Associates II, L.P. and a member of the general partners of Venrock Entrepreneurs Fund, L.P. and Venrock Healthcare Capital Partners, LP, a member of the manager of VHCP Co-Investment Holdings, LLC and a member of VR Management, LLC, and as such, he may be deemed to have voting and investment power with respect to these shares. Dr. Roberts disclaims beneficial ownership with respect to these shares except to the extent of his indirect pecuniary interest therein. Further, under an agreement between Dr. Roberts and VR Management, LLC, Dr. Roberts is deemed to hold the 178 shares Class A common stock registered in his name for the sole benefit of VR Management, LLC, and must hold or sell the shares solely upon the direction of VR Management, LLC. VR Management, LLC may be deemed the indirect beneficial owner of the shares, and Dr. Roberts may be deemed the indirect beneficial owner of the shares through his interest in VR Management LLC. Dr. Roberts disclaims beneficial ownership with respect to these shares except to the extent of his indirect pecuniary interest therein.

(11)
Includes 91,000 shares of Class B common stock issuable to Dr. Walsh upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(12)
Includes 86,492 shares of Class A common stock and 2,391,491 shares of Class B common stock issuable upon the exercise of options that are exercisable within 60 days following March 31, 2011.

(13)
The address for this entity is c/o Ridgeback Capital Management LLC, 430 Park Avenue, 12th Floor, New York, NY, 10022.

(14)
Based upon the information provided in the Schedule 13G/A filed on February 9, 2011 jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. ("MIMS"). Morgan Stanley beneficially owns 9,288,259 shares of our Class A common stock and Class B common stock, combined, has sole voting power with respect to 9,014,491of such shares and sole dispositive power with respect to all 9,288,259 shares. MIMS beneficially owns 8,946,180 shares of our Class A common stock and Class B common stock, combined, has sole voting power with respect to 8,672,412 of such shares and sole dispositive power with respect to all 8,946,180 shares. The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by MIMS, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act. MIMS is a wholly owned subsidiary of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The address of MIMS is 522 Fifth Avenue, New York, NY 10036.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2010, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the caption Executive and Director Compensation appearing elsewhere in this proxy statement.

Stock Issuances and Related Matters

        On February 2, 2010, Marsha H. Fanucci, one of our directors, purchased 22,000 shares of our Class A common stock through the directed share program of our initial public offering at the initial public offering price of $11.25 per share, for an aggregate purchase price of $247,500. After deducting underwriting discounts and commissions, proceeds to us from such purchase were $238,955.

        On February 2, 2010, entities associated with Morgan Stanley purchased 5,666,551 shares of our Class A common stock through the directed share program of our initial public offering at the initial public offering price of $11.25 per share, for an aggregate purchase price of $63,748,699. After deducting underwriting discounts and commissions, proceeds to us from such purchase were $61,547,775.

Registration Rights

        Each of Messrs. Conrades and Cook, Dr. Hecht and Ms. Bornino Miller (and certain of their affiliated entities), as well as Ridgeback Capital Investments L.P., Venrock, Polaris Venture Partners and Morgan Stanley, have registration rights with respect to certain shares of capital stock that they hold. These registration rights are contained in our eighth amended and restated investors' rights agreement and are described below. The registration rights under the investors' rights agreement will expire on or about February 2, 2015, or, with respect to an individual holder, when such holder holds less than 1% of the number of outstanding shares of Class B common stock and is able to sell all of its shares pursuant to Rule 144 under the Securities Act of 1933, as amended, in any 90 day period.

Demand Registration Rights

        The holders of shares of common stock having demand registration rights under the investors' rights agreement have the right to require that we register their shares of Class A common stock into which their shares of Class B common stock convert, provided such registration relates to not less than 20% in aggregate of our then outstanding shares of Class B common stock having demand registration rights and the anticipated aggregate offering price to the public is at least $5,000,000. In response to these demand registration rights, we are only obligated to effect two registrations for each series of our outstanding preferred stock that was converted into Class B common stock upon the completion of our initial public offering. We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with the exercise of these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, the stockholders with piggyback registration rights under the investors' rights agreement have the right to include their shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with the exercise of these piggyback registration rights.

S-3 Registration Rights

        The stockholders with S-3 registration rights under the investors' rights agreement can request that we register their shares, provided that the total price of the shares of common stock offered to the public is at least $500,000. These S-3 registration rights are wholly distinct from the demand registration rights and piggyback registration rights described above. A holder of S-3 registration rights may not require us to file a registration statement on Form S-3 if we have already effected two registrations on Form S-3 at the request of such holder in the last 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The holders of S-3 registration rights must pay all expenses associated with any registrations on Form S-3 after the first six registrations on Form S-3.

Indemnification Agreements

        We have entered into indemnification agreements with each of our current directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Related Party Transactions

        Under our code of business conduct and ethics, our employees, officers and directors are discouraged from entering into any transaction that may give rise to a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to the governance and nominating committee or the general counsel. Pursuant to its charter, our audit committee must approve any related party transactions, including those transactions involving our directors. In approving or rejecting a proposed transaction, the audit committee considers the relevant facts and circumstances available to and deemed relevant by the audit committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director's independence. Our audit committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics, our governance and nominating committee charter, and our audit committee charter are available through the About Ironwood section of our website at www.ironwoodpharma.com, under the heading Corporate Governance.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board recommends that you vote for each of the
Class I directors up for election.

        Our board of directors currently consists of ten members, nine of whom are non-employee members. In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes, and the directors in each class serve for three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting in the year in which their term expires. The members of each class are set forth in the table below under Directors.

        Our board nominated each of our current class I directors—Drs. Hecht and Roberts, Ms. Bornino Miller and Mr. Shaw—for re-election at the 2011 annual meeting. In April 2011, Ms. Bornino Miller declined the nomination and announced her intention to retire as a member of our board at the 2011 annual meeting, and the number of directors will be reduced from ten to nine at that time. Each of Drs. Hecht and Roberts and Mr. Shaw has indicated his willingness to serve if elected. Should any nominee become unavailable for election at the annual meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our board.

Vote Required

        The three nominees for director with the highest number of affirmative votes will be elected as directors to serve for three-years and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Because there is no minimum vote required, abstentions and broker non-votes will not affect the outcome of this proposal.

DIRECTORS AND CORPORATE GOVERNANCE

Board Composition and Structure

        Our certificate of incorporation states that our board shall consist of between one and fifteen members, and the precise number of directors shall be fixed by a resolution of our board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by a majority of the stockholders entitled to vote on such removal. Any vacancy in the board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office. Our board has elected to reduce the number of directors from ten to nine upon Ms. Bornino Miller's retirement, which will occur at the 2011 annual meeting. Any additional directorships resulting from an increase in the number of directors will be apportioned by our board among the three classes.

        We separate the roles of chair of the board and chief executive officer. Our board believes that this structure enhances the board's oversight of, and independence from, management, and enables the board to carry out its responsibilities on behalf of our stockholders. This leadership structure also allows Dr. Hecht, our chief executive officer, to focus his time and energy on operating and managing the company, while leveraging the experience and perspective of Dr. Roberts, our chair of the board. As set forth in our corporate governance guidelines, our board of directors currently anticipates that its chairperson shall rotate every five years, unless the governance and nominating committee recommends otherwise. Based on this schedule, the next rotation would take place in 2015.

Directors

        We believe that our board of directors should be comprised of individuals with sophistication and experience in many substantive areas that will help us achieve our goals of delivering differentiated medicines to patients and generating outstanding returns for our stockholders. The core criteria that we use in evaluating each nominee to our board consists of the following: (a) a commitment to represent both the short and long-term interests of our stockholders, demonstrated, in part, through ownership of our capital stock; (b) strong personal and professional ethics, integrity and values; (c) strong business acumen; (d) a genuine passion for our business and the patients whom we serve; (e) demonstrated achievement in the nominee's field of expertise; (f) the absence of conflicts of interest that would impair the nominee's ability to represent the interests of our stockholders; (g) the ability to dedicate the time necessary to regularly participate in meetings of the board and committees of our board; and (h) the potential to contribute to the diversity of our board of directors, as a result of the nominee's professional background, expertise, gender, age or ethnicity. We believe that all current members of our board of directors possess the professional and personal qualifications necessary to serve on our board of directors.

        Our governance and nominating committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. To date, our governance and nominating committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.

        The following table sets forth certain information, as of March 31, 2011, with respect to each of our directors:

Name	Age	Class	Year term expires	Audit committee	Governance and nominating committee	Compensation and HR committee
Bryan E. Roberts, Ph.D., Chair	44	I	2011
Peter M. Hecht, Ph.D, Chief Executive Officer	47	I	2011
Gina Bornino Miller	50	I	2011		✓
David E. Shaw	59	I	2011			C
Joseph C. Cook, Jr.	69	II	2012	✓
George H. Conrades	72	II	2012	✓	C
David A. Ebersman	41	II	2012			✓
Marsha H. Fanucci	57	III	2013	C
Terrance G. McGuire	54	III	2013		✓
Christopher T. Walsh, Ph.D.	67	III	2013			✓

"C" indicates chair of the committee.

Class I Directors (accepted nomination for election at the 2011 Annual Meeting)

        Bryan E. Roberts has served as a director since 2001 and as chair of our board since July 2010. Dr. Roberts joined Venrock, a venture capital investment firm, in 1997, where he serves as partner. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts serves on the board of directors of several private companies, and he has previously served on the board of directors of athenahealth, Inc., XenoPort, Inc. and Sirna Therapeutics, Inc. He received a B.A. from Dartmouth College and a Ph.D. in chemistry and chemical biology from Harvard University. Dr. Roberts brings to our board substantial experience in the life sciences industry, having served on the board of directors of several private and public companies. Dr. Roberts' experiences with facilitating the growth of healthcare and biotechnology companies, together with his historical perspective on the company, are critical as we continue to gain experience as a public company and as we begin to commercialize linaclotide and advance our other product candidates.

        Peter M. Hecht has served as our chief executive officer and a director since our founding in 1998. Prior to founding Ironwood, Dr. Hecht was a research fellow at Whitehead Institute for Biomedical Research. Dr. Hecht serves on the board of directors of Whitehead Institute. Dr. Hecht earned a B.S. in mathematics and an M.S. in biology from Stanford University, and holds a Ph.D. in molecular biology from the University of California at Berkeley. Dr. Hecht's experiences as one of our founders and his tenure as our chief executive officer make him a valuable member of our board of directors.

        David E. Shaw has served as a director since 2004. Mr. Shaw is managing director of Black Point Group LLC, a private equity partnership. Mr. Shaw was formerly a partner with Venrock, a venture capital firm, and an advisor to New Mountain Capital, LLC from 2004 to 2007, during which time he served as director of National Medical Health Card Systems, Inc., a pharmacy benefit manager. He served as executive chairman of Ikaria Holdings, Inc., a pharmaceutical company, from 2008 to 2009 and was their chief executive officer from 2007 to 2008. Mr. Shaw also serves on the board of Sapphire Energy Inc., Direct Vet Marketing Inc., Fetch Enterprises, Inc. and the American Association for Advancement of Science (AAAS), where he is also Treasurer. He is the founder and former chief executive of IDEXX Laboratories Inc., a medical technology company, and he has been active in other life science firms. Mr. Shaw holds a B.A. from the University of New Hampshire and an M.B.A. from the University of Maine. Mr. Shaw's previous experience as chief executive officer and director of other life sciences companies makes him a valuable member of our board of directors, particularly with respect to our growth strategy and business plans.

Class I Director (retiring at the 2011 Annual Meeting)

        Although Ms. Bornino Miller has declined our board's nomination and announced her intention to retire as a member of our board at the 2011 annual meeting, the following information is included in this proxy statement as it is incorporated into our Annual Report on Form 10-K for the year ended December 31, 2010.

        Gina Bornino Miller has served as a director since our founding in 1998. Prior to co-founding Ironwood, Ms. Bornino Miller was the president and general manager for Quantum Corporation's Specialty Storage Products Group between 1993 and 1996. Ms. Bornino Miller's past work experience also includes vice president of corporate development and planning for Quantum Corporation, director of strategic planning at Silicon Graphics, Inc., various engineering and management positions in the high tech industry and strategy consulting across a variety of other industries. Ms. Bornino Miller possesses particular experience in rapidly evolving industries as well as our evolution by virtue of being one of our founders. This experience and historical perspective strengthened our board's collective qualifications, skills and experience, and we thank her for her service.

Class II Directors (term expires at the 2012 Annual Meeting)

        George H. Conrades has served as a director since 2005. Mr. Conrades is the chairman of Akamai Technologies, Inc., a position he has held since August 2010, prior to which he was Executive Chairman since 2005; Mr. Conrades was both chairman and chief executive officer of Akamai Technologies, Inc. from 1999 to 2005 and has served as a director from 1998 to present. Mr. Conrades has also been a venture partner of Polaris Venture Partners, an early stage investment company, from August 1998 to present. From August 1997 to July 1998, Mr. Conrades served as executive vice president of GTE and president of GTE Internetworking, an integrated telecommunications services firm. Mr. Conrades served as chief executive officer of BBN Corporation, a national internet services provider and internet technology research and development company, from January 1994 until its acquisition by GTE Internetworking in July 1997. Prior to joining BBN Corporation, Mr. Conrades was a senior vice president at International Business Machines Corporation, or IBM, a developer of computer systems, software, storage systems and microelectronics, and a member of IBM's corporate management board. Mr. Conrades is currently a director of Harley Davidson, Inc., a motorcycle manufacturer, and Oracle Corporation, an enterprise software company, and currently serves on the Board of Trustees for the Scripps Research Institute and Ohio Wesleyan University. Mr. Conrades received a B.S. in physics and math from Ohio Wesleyan University and an M.B.A. from the University of Chicago. Mr. Conrades' experience as chief executive officer of two public companies and as division president at two additional high technology companies, coupled with his past and present directorships and trusteeships make him an important member of our board of directors, particularly with respect to our corporate governance, growth strategy and business plans.

        Joseph C. Cook, Jr. has served as a director since co-founding our company in 1998, and he served as our chair of the board of directors from 1998 to July 2010. Mr. Cook is a principal and co-founder of Mountain Group Capital, LLC, and The Limestone Fund, LLC, both private investment companies. He serves on the board of directors for Corcept Therapeutics, Inc., a biopharmaceutical company, and is a founder and serves as chairman of the board of Clinical Products Ltd., a company marketing a medical food for people with diabetes. Mr. Cook served as chairman of the board of Amylin Pharmaceuticals, Inc. from 1998 to 2009 and was chief executive officer from 1998 to 2003. He spent 28 years at Eli Lilly and Co., retiring from Lilly in 1993 after spending his last seven years there in a variety of senior management positions. In 2009, Mr. Cook received the Pinnacle Award for Life Science Leadership from the Rady School of Management at the University of California at San Diego. Mr. Cook received a B.S. in Engineering from the University of Tennessee in 1965. Based on Mr. Cook's extensive history in leading, managing and advising life sciences companies, we believe that Mr. Cook provides a valuable perspective and useful insight to our board as we begin to commercialize linaclotide and advance our other product candidates.

        David A. Ebersman has served as a director since July 2009. Mr. Ebersman is currently chief financial officer of Facebook, a privately-held social networking company. Prior to joining Facebook, he held a number of positions at Genentech, Inc., a leading public biotechnology company, until its acquisition by Hoffmann-La Roche in March 2009. At Genentech, he was appointed executive vice president in January 2006 and chief financial officer in March 2005. Previously, he served as senior vice president, finance from January 2005 through March 2005 and senior vice president, product operations from May 2001 through January 2005. He joined Genentech in February 1994 as a business development analyst and subsequently served as manager, business development from February 1995 to February 1996, director, business development from February 1996 to March 1998, senior director, product development from March 1998 to February 1999 and vice president, product development from February 1999 to May 2001. Prior to joining Genentech, Mr. Ebersman held the position of research analyst at Oppenheimer & Company, Inc. Mr. Ebersman was selected as a Fellow in the Henry Crown Fellowship Program. Mr. Ebersman received a B.A. in economics and international relations from

Brown University. Mr. Ebersman brings to our board fifteen years of business, manufacturing, strategic planning and financial experience with Genentech, one of the original biotechnology companies.

Class III Directors (term expires at the 2013 Annual Meeting)

        Marsha H. Fanucci has served as a director since 2009. Ms. Fanucci served as senior vice president and chief financial officer of Millennium Pharmaceuticals, Inc. from July 2004 through January 2009, where she was responsible for corporate strategy, treasury, financial planning and reporting and operations. While at Millennium, she also served as vice president, finance and corporate strategy and vice president, corporate development and strategy. Previously, she was vice president of corporate development and strategy at Genzyme Corporation, a biotechnology company, from 1998 to 2000. From 1987 to 1998, Ms. Fanucci was employed at Arthur D. Little, Inc. where she most recently served as vice president and director. Ms. Fanucci presently serves on the board of directors of Momenta Pharmaceuticals, Inc. and Alnylam Pharmaceuticals, Inc. She received her B.S. in pharmacy from West Virginia University and her M.B.A. from Northeastern University. Because of her extensive financial experiences at Millennium Pharmaceuticals and Genzyme in addition to her directorships at Momenta Pharmaceuticals and Alnylam Pharmaceuticals, we believe that Ms. Fanucci provides valuable industry insight and essential expertise as we execute our corporate objectives.

        Terrance G. McGuire has served as a director since 1998. Mr. McGuire was a co-founder and is currently a general partner of Polaris Venture Partners. Prior to starting Polaris Venture Partners in 1996, Mr. McGuire spent seven years at Burr, Egan, Deleage & Co., investing in early stage medical and information technology companies. He serves on the board of directors of several private companies and has served on the boards of Akamai Technologies, Inc., Aspect Medical Systems, Inc., Cubist Pharmaceuticals, Inc., deCODE genetics, Inc. and various private companies. Mr. McGuire is currently the chairman emeritus of the National Venture Capital Association, which represents ninety percent of the venture capitalists in the U.S., chairman of the board of the Thayer School of Engineering at Dartmouth College, and a member of the boards of The David H. Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology and The Arthur Rock Center for Entrepreneurship at Harvard Business School. Mr. McGuire earned a B.S. in physics and economics from Hobart College, an M.S. in engineering from The Thayer School at Dartmouth College, and an M.B.A from Harvard Business School. Mr. McGuire brings to our board extensive experience as a venture capitalist focused on the biotechnology industry, and he has many years of experience helping companies evolve from the start-up phase to successful public companies.

        Christopher T. Walsh has served as a director since July 2003. Dr. Walsh has been the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at Harvard Medical School since 1991 and formerly was president of the Dana-Farber Cancer Institute and chairman of the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. He has performed extensive research in enzyme stereochemistry, reaction mechanisms and the mechanisms of action of anti-infective and immunosuppressive agents. Dr. Walsh serves on the Scientific Advisory Board for Eisai Inc., Epizyme Corporation, LS9, Inc. and the Bioventures Group of Health Care Ventures LLC. Dr. Walsh is also a board member of Achaogen Inc. and Proteostasis Therapeutics, Inc. Dr. Walsh received an A.B. in biology from Harvard University and a Ph.D. in life sciences from The Rockefeller University, New York. Based on his expertise in biological chemistry and molecular pharmacology, Dr. Walsh has been, and will continue to be, instrumental as we discover, develop and intend to commercialize innovative medicines targeting important therapeutic needs.

Director Independence

        Under NASDAQ Rule 5605, a majority of a listed company's board of directors must be comprised of independent directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and governance and nominating committees be independent and that audit committee members also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our governance and nominating committee has determined that none of Messrs. Cook, Conrades, Ebersman, McGuire and Shaw, Mss. Bornino Miller and Fanucci, and Drs. Roberts and Walsh, representing nine of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under NASDAQ Rule 5605(a)(2). Our governance and nominating committee also determined that each of the members of our audit committee, our governance and nominating committee, and our compensation and HR committee satisfies the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC rules and the NASDAQ rules, as applicable. In making such determination, our governance and nominating committee considered the relationships that each such non-employee director has with our company and all other facts and circumstances our governance and nominating committee deemed relevant in determining their independence.

        Although Mr. Cook and Ms. Bornino Miller were both founders of our company, neither of them is, nor have they been in the past, involved with the operating activities of the company.

Risk Oversight

        Our board retains ultimate responsibility for risk oversight, and our management retains the responsibility for risk management. In carrying out its risk oversight responsibilities, our board reviews the long- and short-term internal and external risks facing the company through its participation in long-range strategic planning, and the annual review and evaluation of corporate risks that the audit committee reports. It also reviews our risk factors presented in our annual report on Form 10-K that we file with the SEC. In addition, we are currently implementing a formalized enterprise risk management process with the assistance of RSM McGladrey, Inc. Once completed, this process will become a fundamental component of the board's risk oversight. Our board also believes that separating the roles of chair of the board and chief executive officer enhances the board's ability to oversee risk in an objective manner.

        As set forth in its charter, our audit committee discusses with management and our independent registered public accounting firm any significant risks or exposures facing Ironwood, evaluates the steps management has taken or proposes to take to mitigate such risks, and reviews our compliance with such mitigation plans. As part of fulfilling these responsibilities, the audit committee meets regularly with Ernst & Young LLP, our independent registered public accounting firm, and other members of management, including our chief financial officer, our vice president, finance, and our general counsel. In addition, our audit committee reviews the risk factors presented in each of our quarterly reports on Form 10-Q that we file with the SEC.

        As part of our board's risk oversight role, our compensation and HR committee, or our compensation committee, reviews and evaluates the risks associated with our compensation programs and succession plans, as it is responsible under its charter for approving the compensation of all of our executive officers and overseeing succession planning for members of our senior management. Likewise, our governance and nominating committee is responsible for evaluating the performance, operations and composition of our board and the sufficiency of our corporate governance guidelines, either of which may impact our risk profile from a governance perspective.

        In performing their risk oversight functions, each committee has full access to management, as well as the ability to engage outside advisors. Through our formalized enterprise risk management process that we are implementing with the assistance of RSM McGladrey, we will review, assess, and where appropriate, mitigate risk by using operational measures and controls or purchasing insurance coverage. Upon implementation of the process, the managers responsible for each of the risks will meet with members of management regularly to report on and assess these risks, their significance and their likelihood. The results of these meetings will then be reported to our audit committee and ultimately, our board, on at least an annual basis.

Corporate Governance Guidelines

        We have adopted corporate governance guidelines which are accessible through the About Ironwood section of our website at www.ironwoodpharma.com, under the heading Corporate Governance, and which also are available in print to any stockholder who requests them from our Secretary. Our board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders, and relies on these guidelines to provide that framework. Among other things, the guidelines help to ensure that our board is independent from management, that our board adequately performs its oversight functions, and that the interests of our board and management align with the interests of our stockholders.

Board Meetings

        Our board of directors held seven meetings during 2010, including a two-day strategic review of the company in November.

        As stated in our corporate governance guidelines, we expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our board members will attend our annual meeting of stockholders. In 2010, each director attended at least 75% of all meetings of the board and all committees of the board on which he or she served. Five of our directors attended our 2010 annual meeting of stockholders, which we held in January, shortly before the initial public offering of our Class A common stock.

Committees

        Our board of directors has established an audit committee, a governance and nominating committee and a compensation and HR committee. Each committee operates under a charter that has been approved by our board. Copies of each charter are accessible through the About Ironwood section of our website at www.ironwoodpharma.com, under the heading Corporate Governance, and are also available in print to any stockholder who requests them from our Secretary. The chair of each of our committees is expected to rotate every three to five years.

        Audit Committee.    We have a separately designated standing audit committee established by our board for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The members of our audit committee are Messrs. Cook and Conrades and Ms. Fanucci. Ms. Fanucci presently chairs the audit committee. Our audit committee met four times during 2010. Our audit committee assists our board of directors in its oversight of the integrity of our financial statements and our independent registered public accounting firm's qualifications, independence and performance.

        Our audit committee's responsibilities include:

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;

  •
  reviewing and discussing with management and our independent registered public accounting firm our internal controls and internal auditing procedures, including any material weaknesses in either;

  •
  discussing our accounting policies and all material correcting adjustments with our management and our independent registered public accounting firm;

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  monitoring our control over financial reporting and disclosure controls and procedures;

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  appointing, overseeing, setting the compensation for and, when necessary, terminating our independent registered public accounting firm;

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  approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm;

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  discussing with the independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board;

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  reviewing and approving all transactions or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers;

  •
  recommending whether the audited financial statements should be included in our annual report and preparing the audit committee report required by SEC rules;

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  reviewing all material communications between our management and our independent registered public accounting firm;

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  approving, reviewing and updating our code of business conduct and ethics; and

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  establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns.

        Ms. Fanucci is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K.

Audit Committee Report

        In the course of our oversight of Ironwood's financial reporting process, we have (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2010, (ii) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by Financial Accounting Standards Board Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and (iii) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with us concerning independence, discussed with the independent accountant its independence, and considered whether the provision of non-audit services by the independent accountant is compatible with maintaining its independence.

        Based on the foregoing review and discussions, we recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

By the Audit Committee,
Marsha H. Fanucci, Chair Joseph C. Cook, Jr. George H. Conrades

        Governance and Nominating Committee.    The members of our governance and nominating committee are Messrs. Conrades and McGuire and Ms. Bornino Miller. Mr. Conrades presently chairs the governance and nominating committee. Our governance and nominating committee met one time during 2010 and is expected to meet at least three times annually going forward.

        Our governance and nominating committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

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  recommending to our board of directors the persons to be nominated for election as directors;

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  assisting our board of directors in recruiting such nominees;

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  recommending to our board of directors qualified individuals to serve as committee members;

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  performing an annual evaluation of our board of directors;

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  evaluating the need and, if necessary, creating a plan for the continuing education of our directors; and

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  assessing and reviewing our corporate governance guidelines and recommending any changes to our board of directors.

        Compensation and HR Committee.    The members of our compensation committee are Messrs. Ebersman and Shaw and Dr. Walsh. Mr. Shaw presently chairs the compensation committee. Our compensation committee met three times during 2010. Our compensation committee assists our board in fulfilling its responsibilities relating to the compensation of our board and our executive officers.

        Our compensation committee's responsibilities include:

  •
  reviewing and approving corporate goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of those goals and objectives;

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  reviewing and approving, or recommending for approval by the independent directors, executive officer compensation, including salary, bonus and incentive compensation, deferred compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment, and any other forms of executive compensation;

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  reviewing and approving, or recommending for approval by the independent directors, our chief executive officer's compensation based on its evaluation of the chief executive officer's performance;

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  overseeing and administering our incentive compensation plans and equity based plans and recommending the adoption of new incentive compensation plans and equity based plans to our board of directors;

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  making recommendations to our board of directors with respect to director compensation;

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  reviewing and discussing with management the compensation discussion and analysis required to be included in our filings with the SEC and recommending whether the compensation discussion and analysis should be included in such filings;

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  preparing the compensation committee report required by the SEC; and

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  making recommendations to our board of directors with respect to management succession planning, including planning with respect to our chief executive officer.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is or has at any time during the past fiscal year been an officer or employee of Ironwood. None of the members of the compensation committee has formerly been an officer of Ironwood. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee had any relationship with us that requires disclosure under any paragraph of Item 404 of Regulation S-K under the Exchange Act.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE
COMPENSATION

Our board recommends that you approve the
compensation of our named executive officers as
disclosed in this proxy statement.

Background

        We are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation commencing with our 2011 annual meeting, or a "say-on-pay" vote. We also are providing our stockholders with the opportunity to cast an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three-years, which is the subject of Proposal No. 3.

        The advisory vote on executive compensation is a non-binding vote on the compensation of our "named executive officers," as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, all as set forth in this proxy statement. Under the Dodd-Frank Act, we must hold the advisory vote on executive compensation at least once every three-years.

        Our philosophy in setting compensation policies for our executive officers has two fundamental objectives: (1) to attract and motivate a highly skilled team of executives and (2) to align our executives' interests with those of our stockholders by rewarding long-term and short-term performance and tying compensation to increases in stockholder value. Our compensation committee believes that executive compensation should be linked directly to continuous improvements in corporate performance, or "pay for performance." The Compensation Discussion and Analysis section starting on page 20 provides a more detailed discussion of our executive compensation program and compensation philosophy.

Vote Required

        Because this proposal asks for a non-binding, advisory vote, there is no "required vote" that would constitute approval. However, our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate which actions may be appropriate to address those concerns. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not affect the outcome of this proposal.

PROPOSAL NO. 3—ADVISORY VOTE ON FREQUENCY
OF SAY-ON-PAY VOTE

Our board recommends that you vote
for a say-on-pay vote once every three years.

Background

        As previously mentioned in Proposal No. 2, we are providing our stockholders with a separate advisory (non-binding) vote for the purpose of expressing their preference for the frequency of future say-on-pay votes. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three-years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

        Our board recommends a triennial say-on-pay vote, primarily for two reasons:

  •
  A say-on-pay vote once every three-years will provide our compensation committee with time to thoughtfully consider the results of say-on-pay votes and other stockholder input and, as necessary, respond to stockholder sentiment and effectively implement any desired changes to our compensation policies, practices and programs; and

  •
  A substantial portion of the total compensation package for each of our named executive officers is in the form of stock options, which by their nature, create long-term incentives. Between 38% and 49% of the outstanding options held by each of our named executive officers vest upon the achievement of certain performance-based milestones. These regulatory, sales and market capitalization milestones were established within the life cycle of bringing a drug to the market, and therefore take several years to achieve. In order for these performance-based options to have the long-term motivating effect that they were designed to create, they need to be given the opportunity to run their course, and should not be subject to alteration on a frequent basis.

        For many years, our senior management has consulted with our major stockholders with respect to our compensation program and philosophy, and we intend to continue to do so going forward. Over the past twelve months, our senior management has consulted with stockholders of record representing over half of our total common stock outstanding regarding our current compensation program and philosophy, and specifically, the compensation of our named executive officers. We plan to continue to engage major stockholders of record on the topic of compensation at least annually, and believe that the data we obtain during this dialogue will be a substantial consideration for our compensation committee during its ongoing review of our compensation program. In addition, the consequences of a mandatory say-on-pay vote are difficult to assess at this time, given that this is the first year of the requirement for companies such as us. Accordingly, since we believe that our stockholders' views on compensation matters will be well represented through our ongoing stockholder dialogue and that the mandatory say-on-pay vote may have unforeseen consequences, we believe that a triennial vote on compensation is appropriate.

Vote Required

        The advisory proposal on the frequency of say-on-pay votes provides a choice among three frequency periods for future advisory say-on-pay votes. The frequency period that receives the most votes (every one, two or three-years) will be deemed to be the recommendation of the stockholders. However, because this vote is advisory and not binding, our board may decide that it is in the best interests of our stockholders and Ironwood to hold an advisory vote on executive compensation more or less frequently than the option selected by a plurality of our stockholders. Any shares that are not voted, whether by abstentions, broker non-votes or otherwise, will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee Report

        We have:

  1.
  reviewed and discussed with management the Compensation Discussion and Analysis found below; and

  2.
  based on the review and discussions referred to in paragraph (1) above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company's proxy statement on Schedule 14A for filing with the SEC.

By the Compensation and HR Committee,
David E. Shaw, Chair David A. Ebersman Christopher T. Walsh

Compensation Discussion and Analysis

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table, or our "named executive officers", and all material factors relevant to an analysis of these policies and decisions. Our named executive officers are:

  •
  Peter M. Hecht, Ph.D., chief executive officer;

  •
  Michael J. Higgins, senior vice president, chief operating officer and chief financial officer;

  •
  Mark G. Currie, Ph.D., senior vice president, research and development, and chief scientific officer; and

  •
  Thomas A. McCourt, senior vice president, marketing and sales, and chief commercial officer.

Compensation Philosophy

        We are an entrepreneurial pharmaceutical company dedicated to creating, developing, and commercializing innovative human medicines. The objective of our compensation policies is to provide compensation and incentives which attract, motivate and reward outstanding talent across Ironwood through well-communicated programs that are aligned with our core values and business mission, and support a positive company culture. Our core values are to:

  •
  build a thriving and sustainable business by focusing on creating long term value;

  •
  maintain a collaborative environment that fosters innovation;

  •
  recognize and develop the abilities and interests of our employees, consistent with the needs of Ironwood;

  •
  act with integrity and humanity; and

  •
  have fun.

        In addition, we have incorporated into our performance management and compensation philosophy the concept of "critical success factors" that we believe provide a useful framework for being a productive and successful member of our team. Among other uses, these success factors enable managers to use a common language of expected behaviors upon which individual performance can be managed and evaluated.

        We are guided by the following principles with respect to our compensation determinations:

  •
  design compensation and incentive programs that align employee actions and motivations with the interests of our stockholders, support our business objectives and reward the achievement of key goals and milestones;

  •
  foster and support our performance-driven culture by setting clear, high-value goals, rewarding outstanding performers, and making sure our best performers know clearly how much we value their contributions;

  •
  as with all spending, serve as careful stewards of our stockholders' assets when making decisions to increase compensation or to make equity awards;

  •
  maximize our employees' sense of ownership so that they have a long-term owner's perspective, can see the impact of their efforts on our success, and can share in the benefits of that success through the opportunity to become stockholders of Ironwood via stock options and awards;

  •
  recognize that compensation is one of a number of tools to stimulate and reward productivity and great drug making, together with recognizing individual growth potential, providing a great workplace culture, and sharing in our success;

  •
  foster a strong team culture, focused on our principles of great drug making, which is reinforced through our compensation and incentive programs;

  •
  design compensation and incentive programs that are fair, equitable and competitive; and

  •
  design compensation and incentive programs that are simple and understandable.

Basis for Historical and Future Compensation Policies and Decisions

        Our compensation policies have historically been established by our board of directors, with the advice and recommendation of our compensation committee. As set forth in our compensation committee's written charter, adopted in its current form in 2009, the compensation committee has the responsibility of reviewing and approving, or recommending for approval to the full board, the compensation of our executive officers; annually reviewing and determining our chief executive officer's compensation based on the board's evaluation of his performance; recommending to the full board the adoption of new compensation plans; administering our existing plans; recommending director and committee compensation to the full board; and overseeing succession planning for our senior management. In addition, the compensation committee is responsible for ensuring that our compensation policies are aligned with our compensation philosophy and guiding principles.

        Our compensation committee makes all of the compensation determinations with respect to each of our named executive officers. In making its determinations with respect to Dr. Hecht, our compensation committee takes into account the feedback from each of our other named executive officers, each of whom is Dr. Hecht's direct report, as well as the feedback from a number of other members of the operating team. In making its determinations with respect to each of our named executive officers other than Dr. Hecht, our compensation committee takes into account the feedback and recommendations from Dr. Hecht and the feedback from each of the named executive officer's direct reports and other members of the operating team.

        We do not have employment agreements with our named executive officers. Each component of each of our executive officer's initial compensation package was based on numerous factors, including:

  •
  the individual's particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us;

  •
  the individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we reviewed;

  •
  the demand for people with the individual's specific expertise and experience at the time of hire;

  •
  performance goals and other expectations for the position;

  •
  comparison to other executives within Ironwood having similar levels of expertise and experience; and

  •
  uniqueness of industry skills.

        Historically, our compensation policies and individual compensation determinations have been based on an annual evaluation, and we have taken into consideration our results of operations, our long and short-term goals, individual goals, the competitive market for our executives with similar stage companies and general economic factors.

        Our compensation committee has the authority to select and retain independent advisors and consultants to assist it with carrying out its responsibilities, and we are required to pay any related expenses approved by the committee. In 2010, our compensation committee exercised this authority to engage Pearl Meyer & Partners, or Pearl Meyer, as a compensation consultant. Pearl Meyer reported directly to the compensation committee, and did not provide us with any services other than the services requested by the compensation committee and assisting us with the Compensation, Discussion and Analysis section of the prospectus from our initial public offering.

        Pearl Meyer conducted a competitive assessment of compensation for our named executive officers with respect to:

  •
  base salary;

  •
  actual total cash compensation (which is base salary plus the last bonus paid);

  •
  target total cash compensation (which is base salary plus the target bonus);

  •
  long-term equity incentives;

  •
  actual total direct compensation (which is actual total cash compensation plus the value of the most recent long-term incentive grant); and

  •
  target total direct compensation (which is target total cash compensation plus the value of the most recent long-term incentive grant).

        In performing this competitive assessment, Pearl Meyer used two data sources—our peer group (which is discussed in more detail in the following paragraph) and data from a confidential survey source employing the appropriate revenue, industry and executive role perspectives. Pearl Meyer also prepared a financial performance analysis of our peer group on a calendar-year basis and a detailed equity dilution analysis of Ironwood as compared with the companies in our peer group. Pearl Meyer's assessment of executive compensation showed generally that base salary is at the 25th percentile of the market data, and that target total cash compensation of our named executive officers was below the 25th percentile of the market data, but that our equity incentive grants were at the 40th percentile of the market data. The results of Pearl Meyer's assessment were presented to the compensation committee and have been, and will continue to be, taken into consideration when making compensation decisions, but will not be used to mandate any specific actions.

        Our peer group, which was compiled by Pearl Meyer with input from us, our board, and the compensation committee, is composed of the following fifteen U.S.-based, publicly-traded companies in the pharmaceutical, biotechnology and life sciences industries, which have a median revenue of approximately $180 million, a median market capitalization of $1.5 billion, and a commercial drug or drug candidate in later stage development:

  •
  Acorda Therapeutics, Inc.;

  •
  Alexion Pharmaceuticals, Inc.;

  •
  Alkermes, Inc.;

  •
  AMAG Pharmaceuticals, Inc.;

  •
  Amylin Pharmaceuticals, Inc.

  •
  Auxilium Pharmaceuticals Inc.;

  •
  Cubist Pharmaceuticals, Inc.;

  •
  Human Genome Sciences, Inc.;

  •
  Incyte Corporation;

  •
  Onyx Pharmaceuticals, Inc.;

  •
  Regeneron Pharmaceuticals, Inc.;

  •
  Salix Pharmaceuticals, Ltd.;

  •
  Theravance, Inc.;

  •
  United Therapeutics Corporation; and

  •
  Vertex Pharmaceuticals Incorporated.

Elements of Executive Compensation and Determination of Amounts

        In 2010, the compensation program for our executive officers consisted principally of base salary, cash bonus and long-term equity incentive compensation in the form of stock options. Our compensation program is weighted toward long-term equity incentive compensation as opposed to short-term or cash-based compensation as we believe this better aligns our employees with our core values and our stockholders' interests. If we achieve our corporate goals over the long term, we expect our stock price to rise and the stock option awards currently held by our executives to become the major component of overall compensation. In 2010, our compensation committee adopted a cash bonus program for all of our employees, including our named executive officers, which is discussed in more detail below. In 2009, we adopted a change of control severance benefit plan, or our change of control plan, that also applies to all of our employees.

  Base Salary

        Base salaries for our executive officers are determined at commencement of employment and are generally re-evaluated annually and adjusted, if warranted, to realign salaries with market levels and to reflect the performance of the executive. In determining whether to adjust an executive's base salary, our compensation committee takes into consideration factors such as our performance in prior years, individual performance, general economic factors and compensation parity among our executive officers. The compensation committee sets base salaries primarily on the abilities, performance and experience of our named executive officers. The compensation committee also reviews our named executive officers' past compensation and compensation data from the Pearl Meyer competitive assessment discussed above. The compensation committee seeks to set base salaries for our named executive officers at competitive levels, generally targeting the 50th percentile as compared to peer group and survey data, but focuses on equity-based compensation.

  Bonus

        In 2010, our compensation committee adopted a cash bonus program for all of our employees, including our named executive officers. Our cash bonus program is designed to reward the achievement of our annual corporate goals and to foster and support our performance-driven culture by setting clear, high-value goals, rewarding outstanding performers, and making sure our employees know clearly how much we value their contributions. Each cash bonus award is made annually, and is based on whether and to what extent we achieved our corporate goals for the preceding year as well as the employee's individual performance in that year against his or her individual goals. Each of our named executive officers has an individual bonus target of 12.5% of his base salary, multiplied by the percent achievement of our corporate goals for the year and multiplied by an individual performance achievement multiplier between zero and three. We believe that the bonus targets for our named executive officers are below our peer group, but are consistent with our compensation philosophy and overall compensation mix which emphasizes equity over total cash compensation.

  Equity-Based Compensation

        To reward and incentivize our named executive officers in a manner that best aligns their interests with our stockholders' interests, we use stock options as the primary incentive vehicles for long-term compensation. To date, stock options have been granted with both time- and performance-based vesting conditions to each of our executive officers. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option's exercise price, we believe stock options provide meaningful incentives to employees to increase the value of our stock over time. We have not granted any equity awards other than stock options to our named executive officers to date.

        Our compensation committee does not apply a rigid formula in allocating stock options to executives as a group or to any particular executive, but does emphasize the achievement of corporate goals in determining approximately 50% of each annual performance award for our executive officers, other than Dr. Hecht. Substantially all of Dr. Hecht's annual performance award is based on the achievement of our corporate goals. In addition, our compensation committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year. Throughout the year, our compensation committee may award additional grants as circumstances warrant.

        We do not currently have any security ownership requirements for our named executive officers. In addition, we have never had a program or policy in place to coordinate equity grants with the release of material non-public information.

  Initial Stock Option Awards

        We make an initial award of stock options to all new employees in connection with the commencement of their employment. Since our initial public offering in February 2010, these options are to purchase shares of our Class A common stock, whereas earlier stock options were to purchase shares of our Class B common stock. These initial grants have an exercise price equal to the fair market value of our common stock on the grant date and typically vest over four years as to 25% of the shares on the first anniversary of the date of hire and as to 1/48th of the total shares each month thereafter for the next 36 months. The initial stock option awards are intended to provide the employee with the incentive to build value in the organization over an extended period of time and to maintain competitive levels of total compensation.

  Annual Stock Option Awards

        Our practice is to make annual, performance-based stock option awards to all employees as part of our annual compensation program, and historically we have granted such awards in February of each year based on our performance in the prior year. Since our initial public offering in February 2010, these options (including those awarded for our 2009 performance) are to purchase shares of our Class A common stock, whereas earlier stock options were to purchase shares of our Class B common stock. These grants have an exercise price equal to the fair market value of our common stock on the grant date and generally vest over four years as to 1.25% of the shares on each monthly anniversary of the vesting commencement date, which is January 1 of the applicable year, for the first 36 months, and as to 4.5833% of the shares each month thereafter.

        Our management and compensation committee consider market competitive levels and draw upon the experience of our compensation committee members in determining long-term equity incentive awards. Based upon these factors, our compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

  Milestone-Based Stock Option Awards

        Our named executive officers and many of our employees have a significant portion of their incentive compensation in milestone-based equity awards that vest upon the achievement of major value-creating events which may occur many years from the date of grant. We believe performance based equity awards align our employees with our stockholders' best interests and motivate our employees to apply their best efforts toward the accomplishment of these long-term value-creating events.

  Change of Control Severance Benefit Plan

        In 2009, our compensation committee adopted our change of control plan that applies to all of our employees and provides for certain payments and benefits in connection with or following a termination of employment associated with a "change of control" (as described below under the caption Potential Payments Under Change of Control Severance Benefit Plan). The payment and benefit framework under the change of control plan is the same for all employees, regardless of title or role. We adopted this change of control plan on the premise that innovative ideas and the associated intellectual property generated from these ideas are the basis upon which economic value is created in the biopharmaceutical industry and that our employees are the source of these value-creating ideas. The potential for a change of control or other event that could substantially change the nature and structure of Ironwood could therefore adversely affect our ability to recruit and motivate employees. The change of control plan was designed to encourage employees to bring forward their best ideas by providing them with the knowledge that if a change of control occurs, and their employment is terminated as a result thereof, they will have an opportunity to share in the value that they helped create for our stockholders, regardless of their employment status at Ironwood after the change of control. The key goals of our change of control plan are to recognize the value of employees' contributions to us through the acceleration of equity awards solely with time-based vesting, and to ensure employees have a reasonable period of time within which to locate suitable employment without undue financial hardship. We believe that our change of control plan is a positive recruitment tool in attracting top talent to Ironwood.

        A further description of the change of control plan and the potential payments to our named executive officers pursuant to the plan is set forth below under the caption Potential Payments Upon Termination or Change in Control.

  Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, fitness and transportation stipends, and a 401(k) plan with a 50% matching company contribution on the first $6,000 of an employee's annual contribution. None of our named executive officers or other employees receives perquisites of any nature.

Process for Determining Individual Compensation and Role of Executive Officers

        At the beginning of the year, a target percentage of our budget is allocated toward salary increases, primarily on the basis of market guidelines, and cash bonuses, on the basis of 100% achievement of corporate goals. Similarly, a stock option pool is established at a set percentage of our issued and outstanding shares, assuming 100% achievement of corporate goals. In January, our compensation committee, in conjunction with our senior management, finalizes its assessment of our corporate performance for the prior year. Upon completion of our goal assessment, the bonus and stock option pools are calibrated for corporate performance and approved by the compensation committee. Our compensation committee assigns a portion of each of these pools to all of our employees other than our named executive officers, and delegates the allocation of these portions to our chief executive officer and our chief financial officer. Our compensation committee also approves the salary increase, cash bonus and stock option grant for our chief executive officer and, in consultation with our chief executive officer, for each of our other named executive officers. In making these compensation-related decisions, our compensation committee and senior management consider the competitive assessment prepared by Pearl Meyer and described in more detail above.

Tax and Accounting Considerations

        While the compensation committee generally considers the financial, accounting and tax implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2010.

Relationship of Elements of Compensation

        Our compensation structure is comprised primarily of base salary, cash bonus and stock options. In setting executive compensation, the compensation committee considers the aggregate compensation payable to an executive officer and the form of such compensation. We recently implemented our cash bonus program to reward the achievement of our annual corporate goals, make our total cash compensation more competitive with market rates, and to foster and support our performance-driven culture. While we offer reasonably competitive base salaries and cash bonuses, we believe stock-based compensation is a significant motivator in attracting and motivating the kind of owner-oriented employees we seek, and have structured our compensation packages accordingly. We believe that stock options best tie individual compensation to the creation of stockholder value. Awards of stock options generally have either long-term vesting schedules, typically four years, or vest upon the achievement of important, long-term, value-creating milestones. If an employee leaves our company before the completion of the vesting period, then that employee does not receive any benefit from the non-vested portion of his or her award.

        The compensation committee manages the expected number of option awards, salary increases and cash bonuses payable to our named executive officers by requiring that the size of any such payments or awards be tied to the attainment of corporate and, in the case of our named executive officers other than Dr. Hecht, individual goals.

        The compensation committee may decide, as appropriate, to modify the mix of base salary, bonus, and annual and long-term incentives to best fit an executive officer's specific circumstances or, if required by competitive market conditions, to attract and motivate skilled personnel. For example, the compensation committee may decide to award additional stock options to an executive officer if the total number of stock option grants received during an individual's employment with us does not adequately reflect the executive's current position. We believe that this discretion and flexibility allows the compensation committee to better achieve our compensation objectives.

Compensation Actions in 2010 and 2011

  Goals

        For 2010, allocations of cash and stock options were, in large part, dependent upon us meeting certain weighted corporate performance goals. These corporate goals encompassed three categories: (i) clinical, manufacturing, regulatory and commercial-related milestones for our most advanced product candidate, linaclotide, (ii) research milestones designed to encourage effective and efficient innovation, and (iii) financial and corporate development milestones aimed at the effective and efficient use of our capital. In addition to our core goals, we also had certain aggressive stretch goals, which, if accomplished, could result in overachieving our corporate goals. Dr. Hecht's performance evaluation was based primarily on the achievement of our corporate goals. In addition to the achievement of corporate goals, our other named executive officers are evaluated on the achievement of additional individual goals which contribute toward, and relate directly to, the accomplishment of our corporate goals.

        Our 2010 corporate goals were used to determine compensation awards and adjustments in early 2011. In January 2011, our compensation committee determined that we met 85% of our corporate objectives, which consisted of the following:

Corporate Goal	Target Percentage (%)	Actual Level of Achievement (%)
Progress linaclotide: Complete efficacy portion of linaclotide Phase 3 program, complete supply chain, be on track for an NDA submission in the middle of 2011, and create and secure alignment with worldwide partners on certain commercial strategies and plans	65	55+ 10 for stretch goals
Pipeline advancement: Progress internal research efforts into clinical development	15	7
Corporate development and finance: Complete initial public offering, manage cash to fund operations through linaclotide NDA submission, and acquire a clinical stage product candidate	20	13

Totals	100	85

        In addition to the 2010 corporate goals identified above, for which each of our named executive officers is directly accountable, the following is a summary of the 2010 individual goals for our named executive officers, other than Dr. Hecht, who is compensated primarily on the basis of the achievement of our corporate goals.

Named Executive Officer	Summary of Individual Goals
Michael Higgins	• Serve as a strategic partner to CEO in all aspects of our business
• Increase quantity and quality of interactions with board
• Prepare and successfully complete initial public offering
• Secure linaclotide manufacturing supply chain and hire operations leadership team
• Manage the expenses of the company to enable it to meets its corporate cash objectives
• Maintain strong partnerships with linaclotide partners
Mark Currie	• Serve as a strategic partner to CEO in all aspects of our business
• Deliver the IBS-C data for linaclotide with strong and positive results for phase 3 clinical trials
• Position linaclotide NDA filing for 2011
• Develop new clinical candidates
• Establish scientific/medical premise for successful IPO
• Maintain strong partnerships with linaclotide partners
Tom McCourt	• Serve as a strategic partner to CEO in all aspects of our business
• Build commercial team leadership
• Create and align commercial partners on brand strategy and plan to successfully launch linaclotide
• Develop franchise platform and plan to build on linaclotide
• Maintain strong partnerships with linaclotide partners

  Base Salary

        During 2010, our named executive officers received the following base salaries: Dr. Hecht—$100,000, Mr. Higgins—$280,000, Dr. Currie—$335,000, and Mr. McCourt—$325,000. Each of Mr. Higgins and Dr. Currie received a modest increase in base salary during 2010 for 2009 performance. Dr. Hecht was offered a base salary increase in 2010 for his performance in 2009, but he declined it. Mr. McCourt was not eligible for a base salary increase in 2010 because he joined us in the fall of 2009.

        In January 2011, our compensation committee reviewed and approved the following base salaries for 2011 for our named executive officers other than Dr. Hecht: Mr. Higgins received a $45,000 increase in base salary from $280,000 to $325,000, Dr. Currie received a $15,000 increase in base salary from $335,000 to $350,000, and Mr. McCourt received a $14,600 increase in base salary from $325,000 to $339,600. The increase in base salary for each of Dr. Currie and Mr. McCourt was in recognition of his performance in 2010, and the increase in base salary for Mr. Higgins was in part in recognition of his performance in 2010 and also included a market adjustment to make his compensation more competitive with his peers.

        Dr. Hecht's salary of $100,000 represents the salary that he has been receiving since he began serving as chief executive officer in 1998. Dr. Hecht's compensation is reviewed and approved annually by our compensation committee. In January 2011, our compensation committee recommended an increase to Dr. Hecht's base salary to be market competitive with his peers, but Dr. Hecht declined to accept any increase. Further, Dr. Hecht has indicated to the compensation committee that he would not expect an increase to his salary in the foreseeable future.

  Bonus

        In 2010, our compensation committee adopted a cash bonus program for all of our employees, including our named executive officers. In January 2011, our compensation committee reviewed and approved the following bonuses for 2010 performance for our named executive officers other than Dr. Hecht: Mr. Higgins—$22,313, Dr. Currie—$53,391, and Mr. McCourt—$51,797. Each of Dr. Currie and Mr. McCourt were deemed to have met his 2010 goals, and Mr. Higgins was deemed to have met a majority of his 2010 goals. Our compensation committee recommended a bonus to Dr. Hecht based on our achievement of 85% of our corporate goals for 2010, but he declined to accept such bonus. Further, Dr. Hecht has indicated to the compensation committee that he would not expect a cash bonus in the foreseeable future.

  Annual Stock Option Awards

        Based on our achievement of 105% of our corporate goals in 2009, as determined by our board, the option pool from which the named executive officers were awarded annual stock option grants in 2010 was proportionately increased to reflect the overachievement of our goals. Dr. Currie and Mr. Higgins were deemed to have met their individual goals in 2009. Accordingly, they received their full incentive award from the pool that had been proportionately increased. Mr. McCourt, who joined us in September 2009, received a pro-rated portion of this award.

        On February 2, 2010, each of our named executive officers was awarded the following stock option grant of Class A common stock based on his performance during 2009.

Named Executive Officer	2010 Annual Option Grant for 2009 Performance (# of Shares of Class A Common Stock Subject to Option)
Peter M. Hecht, Ph.D.	125,000
Michael J. Higgins	85,000
Mark G. Currie, Ph.D.	90,000
Thomas A. McCourt	20,000

        These options were granted under our Amended and Restated 2005 Stock Incentive Plan, or our 2005 Plan, have an exercise price of $11.25 per share (which was the initial public offering price of our Class A common stock on such date, which also was the grant date) and vest as to 1.25% of the award on each monthly anniversary following January 1, 2010 for the first 36 months, and as to 4.5833% of the award each month thereafter.

        As discussed above, our compensation committee determined that we achieved 85% of our 2010 corporate goals. Each of Dr. Currie and Mr. McCourt were deemed to have met his individual goals in 2010, and Mr. Higgins met a majority of his individual goals in 2010. The equity amounts were determined by market based grants from peer group and survey data, and our compensation committee adjusted these amounts after considering relative company and individual performance. Accordingly, in January 2011, each of our named executive officers was awarded the following stock option grant of Class A common stock based on his performance during 2010.

Named Executive Officer	2011 Annual Option Grant for 2010 Performance (# of Shares of Class A Common Stock Subject to Option)
Peter M. Hecht, Ph.D.	175,000
Michael J. Higgins	70,000
Mark G. Currie, Ph.D.	110,000
Thomas A. McCourt	95,000

        These options were granted under our 2010 Plan, have an exercise price of $11.11 per share (the closing price of our Class A common stock on the grant date of February 1, 2011) and vest as to 1.25% of the award on each monthly anniversary following January 1, 2011 for the first 36 months, and as to 4.5833% of the award each month thereafter.

Compensation Practices and Risk

        Our compensation committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Ironwood.

        In making this determination, our compensation committee considered the following:

  •
  our use of different types of compensation vehicles provides a balance of long and short-term incentives with fixed and variable components;

  •
  we grant equity based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values;

  •
  our annual bonus determinations for each employee are dependent on achievement of company goals, which we believe promote long-term value; and

  •
  our system of internal control over financial reporting and code of conduct and ethics, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid or accrued to each of our named executive officers during years 2009 and 2010.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Peter M. Hecht, Ph.D.	2010	100,000	(3)	0		458,791		0	(3)	4,440	563,231
Chief Executive Officer	2009	100,000		0		459,880		0		4,410	564,290
Michael J. Higgins	2010	280,000		0		319,213		22,313		4,440	625,966
Senior Vice President, Chief Operating Officer and Chief Financial Officer	2009	265,000		5,000	(4)	415,588		0		4,410	689,998
Mark G. Currie, Ph.D.	2010	335,000		0		474,641		53,391		4,440	867,472
Senior Vice President, R&D and Chief Scientific Officer	2009	315,000		8,000	(4)	651,812		0		4,410	979,222
Thomas A. McCourt	2010	325,000		0		290,903		51,797		236,670	904,370
Senior Vice President, Marketing and Sales and Chief Commercial Officer	2009	102,292	(5)	0		1,215,648	(6)	0		1,961	1,319,901

(1)
Reflects the fair value of milestone-based and time-based stock option awards on the date of grant. The value is calculated in accordance with ASC 718, Compensation—Stock Compensation. For a discussion of the assumptions used in the valuation of awards made in 2009, see Note 15 to our consolidated financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K that we filed with the SEC on March 30, 2010. For a discussion of the assumptions used in the valuation of awards made in 2010, see Note 16 to our consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K that we filed with the SEC on March 30, 2011 and that accompanies this proxy statement. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the year ended December 31, 2010. Milestone-based stock option awards made in July and September 2009 are shown at 100% of target as if each milestone is achieved. The grant date fair value at target is equal to the maximum grant date fair value for the milestone-based stock option awards.

(2)
Consists of matching contributions made under our 401(k) plan, as well as a transportation stipend and a fitness stipend. For Mr. McCourt, this amount for 2010 also includes reimbursement of his relocation expenses incurred in connection with the commencement of his employment with us in September 2009.

(3)
Our compensation committee recommended a salary increase and a bonus for Dr. Hecht, but he declined to accept such increase or bonus. Further, Dr. Hecht has indicated to the compensation committee that he would not expect an increase in salary or a cash bonus in the foreseeable future.

(4)
Consists of a one-time payment in lieu of a pay raise.

(5)
Mr. McCourt began employment as our Senior Vice President, Marketing and Sales and Chief Commercial Officer on September 8, 2009. Mr. McCourt's annualized salary for 2009 was $325,000.

(6)
Mr. McCourt received an initial stock option grant upon commencement of his employment in September 2009.

Grants of Plan-Based Awards (2010)

        The following table sets forth information regarding non-equity and equity awards granted to each of our named executive officers during 2010. All non-equity incentive plan awards were made pursuant to our recently-adopted cash bonus program described in more detail above under the caption Elements of Executive Compensation and Determination of Amounts—Bonus in the Compensation Discussion and Analysis section. The only equity awards granted to our named executive officers in 2010 were annual stock option awards in recognition of each officer's performance in 2009, and consisted of options to purchase shares of our Class A common stock that were granted under our 2005 Plan with an exercise price equal to the fair market value of our Class A common stock on the date of grant. The vesting schedule of each option included in the following table is described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End (2010) table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Target ($)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Peter M. Hecht, Ph.D.	2/2/2010	—	125,000		11.25	821,088
	—	12,500	—		—	—
Michael J. Higgins	2/2/2010	—	85,000		11.25	558,340
	—	35,000	—		—	—
Mark G. Currie, Ph.D.	2/2/2010	—	90,000		11.25	591,183
	—	41,875	—		—	—
Thomas A. McCourt	2/2/2010	—	20,000	(3)	11.25	131,374
	—	40,625	—		—	—

(1)
Consists of the target cash bonus payment for 2010 performance under our recently-adopted cash bonus program. As described in more detail above under the caption Elements of Executive Compensation and Determination of Amounts—Bonus in the Compensation Discussion and Analysis section, each of our named executive officers has an individual bonus target of 12.5% of his base salary, multiplied by the percent achievement of our corporate goals for 2010 (which was not determined as of December 31, 2010) and an individual performance multiplier (the range of which was not determined as of December 31, 2010). Actual bonus payments for 2010 performance are set forth in the Summary Compensation Table above.

(2)
For a discussion of the assumptions used in the valuation of awards, see Note 16 to our consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K that we filed with the SEC on March 30, 2011 and that accompanies this proxy statement. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
Mr. McCourt began employment as our Senior Vice President, Marketing and Sales and Chief Commercial Officer on September 8, 2009.

Outstanding Equity Awards at Fiscal Year-End (2010)

        The following table sets forth information regarding outstanding equity awards held by each of our named executive officers on December 31, 2010, the last day of our last fiscal year.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option to Purchase Class Common Stock	Option Expiration Date
Peter M. Hecht, Ph.D.	50,000	—	0.41	B	4/23/2012	(1)
	100,000	—	0.41	B	4/23/2012	(2)
	50,000	—	0.60	B	12/16/2013	(2)
	50,000	—	0.60	B	12/16/2013	(3)
	50,000	—	0.60	B	2/24/2014	(3)
	100,000	—	0.60	B	2/24/2014	(4)
	75,000	—	0.60	B	2/24/2014	(2)
	90,000	—	0.60	B	3/1/2015	(2)
	60,000	—	0.60	B	3/1/2015	(3)
	60,000	—	0.60	B	3/1/2015	(5)
	—	800,000	1.56	B	3/14/2016	(6)
	35,000	—	1.56	B	3/13/2016	(2)
	100,000	—	2.94	B	1/22/2017	(2)
	140,000	—	3.76	B	1/31/2018	(2)
	110,000	—	4.89	B	2/11/2019	(2)
	—	40,000	5.48	B	7/28/2019	(7)
	125,000	—	11.25	A	2/2/2020	(2)
Michael J. Higgins	225,000	—	0.60	B	7/15/2013	(1)
	150,000	—	0.60	B	7/15/2013	(8)
	50,000	—	0.60	B	3/1/2015	(2)
	—	200,000	1.56	B	3/14/2016	(9)
	35,000	—	1.56	B	3/13/2016	(2)
	50,000	—	2.94	B	1/22/2017	(2)
	90,000	—	3.76	B	1/31/2018	(2)
	95,000	—	4.89	B	2/11/2019	(2)
	—	40,000	5.48	B	7/28/2019	(7)
	85,000	—	11.25	A	2/2/2020	(2)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option to Purchase Class Common Stock	Option Expiration Date
Mark G. Currie, Ph.D.	140,000	—	0.60	B	9/24/2012	(1)
	75,000	—	0.60	B	2/24/2014	(4)
	60,000	—	0.60	B	2/24/2014	(2)
	95,000	—	0.60	B	3/1/2015	(2)
	—	300,000	1.56	B	3/14/2016	(10)
	75,000	—	1.56	B	3/14/2016	(2)
	90,000	—	2.94	B	1/22/2017	(2)
	—	300,000	2.94	B	1/22/2017	(11)
	120,000	—	3.76	B	1/31/2018	(2)
	50,000	—	4.89	B	2/11/2019	(12)
	125,000	—	4.89	B	2/11/2019	(2)
	—	40,000	5.48	B	7/28/2019	(7)
	90,000	—	11.25	A	2/2/2020	(2)
Thomas A. McCourt	200,000	—	5.48	B	9/7/2019	(1)
	—	160,000	5.48	B	9/7/2019	(13)
	20,000	—	11.25	A	2/2/2020	(2)

(1)
The options vest as to 25% of the shares on the first anniversary of the vesting commencement date and 1/48th of the shares each month thereafter for the next 36 months.

(2)
The options vest as to 1.25% on each monthly anniversary of the vesting commencement date for the first 36 months, and as to 4.5833% of the shares on each monthly anniversary thereafter until fully vested.

(3)
The options vested in equal installments on each monthly anniversary of the vesting commencement date for 12 months.

(4)
The options vested as to all of the shares upon the commencement of our first Phase 2b trial.

(5)
The options vest as to all of the shares upon the completion of a substantial transaction as determined by the compensation committee.

(6)
The option vests as to (a) 10% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us, and an additional 40% of the shares in equal monthly installments over the ensuing two year period; (b) 7.5% of the shares immediately upon the first commercial sale of our first product, and an additional 30% of the shares in equal monthly installments over the ensuing two year period; (c) 12.5% of the shares immediately upon our achievement of an average market capitalization of at least $20.00 per share of Class A common stock for forty-five days out of any sixty day period on a split-adjusted basis; and (d) all unvested shares remaining on January 1, 2016.

(7)
The options vest as to (a) 50% of the shares upon the achievement of $1 billion in global pharmaceutical product sales (including partnered or licensed product revenue) and (b) 50% of the shares upon acceptance by the FDA of a second NDA for a product from an internal or external development program (excluding supplemental NDAs for linaclotide, but including NDAs for linaclotide combination products). External development programs shall be pre-qualified for milestone vesting eligibility by the compensation committee as of the time of program initiation at Ironwood.

(8)
The option vested as to (a) 25% of the shares immediately upon our achievement of a market capitalization of $250 million; (b) 12.5% of the shares immediately upon our raising an aggregate of $25 million cash in partnership agreements and equity financings subsequent to May 6, 2003; (c) 12.5% of the shares immediately upon our raising an aggregate of $50 million cash in partnership agreements and equity financings; (d) 25% of the shares immediately upon our raising an aggregate of $100 million cash in partnership agreements and equity financings; (e) 25% of the shares immediately upon the acceptance of one of our drug candidates into a Phase 2a study and one of our compounds into a Phase 2b clinical study.

(9)
The option vests as to (a) 50% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us; (b) 25% of the shares immediately upon the first commercial sale of our first product; (c) 25% of the shares immediately upon our achievement of an average market capitalization of at least $20.00 per share of Class A common stock for forty-five days out of any sixty day period on a split-adjusted basis; and (d) all unvested shares remaining on January 1, 2016.

(10)
The option vests as to (a) 50% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us; (b) 50% of the shares immediately upon the first commercial sale of our first product; and (c) all of the unvested shares remaining on January 1, 2016.

(11)
The option vests as to (a) 25% of the shares immediately upon the entry of a novel Ironwood drug candidate (other than certain Ironwood compounds or linaclotide for gastrointestinal indications) into Phase 3 clinical studies; (b) 50% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us for a novel Ironwood drug candidate (other than certain Ironwood compounds or linaclotide for gastrointestinal indications); (c) 25% of the shares immediately upon our achievement of an average market capitalization of at least $20.00 per share of Class A common stock for forty-five days out of any sixty day period on a split-adjusted basis; and (d) all unvested shares remaining on January 22, 2017.

(12)
The option vested as to 100% of the shares on the grant date.

(13)
The option vests as to (a) 25% of the shares immediately upon the first acceptance by the FDA of an NDA filed by us; (b) 25% of the shares upon the first commercial sale of linaclotide; (c) 25% of the shares upon the achievement of $1 billion in global pharmaceutical product sales (including partnered or licensed product revenue); and (d) 25% of the shares upon acceptance by the FDA of a second NDA for a product from an internal or external development program (excluding supplemental NDAs for linaclotide, but including NDAs for linaclotide combination products). External development programs shall be pre-qualified for milestone.

Potential Payments Upon Termination or Change of Control

  Change of Control Severance Benefit Plan

        In 2009, our compensation committee adopted our change of control plan that applies to all of our employees regardless of title or role, including our named executive officers, and provides for certain payments and benefits in connection with or following a termination of employment associated with a change of control. Pursuant to our change of control plan, in the event of a "Covered Termination", our employees are entitled to receive the following from Ironwood or its successor:

  •
  a lump-sum payment in an amount equal to six months of such employee's base salary at the time of termination;

  •
  a lump-sum payment in an amount equal to such employee's target bonus for the year in which the termination occurred, prorated for the portion of the year during which the employee was employed;

  •
  acceleration of all outstanding equity awards subject solely to time-based vesting as of the date of termination; and

  •
  continuation of health and dental benefits for six months following termination.

        A "Covered Termination" consists of a termination of employment in connection with a "Change of Control" of Ironwood. Under the change of control plan, a "Change of Control" occurs when:

  •
  any person becomes, pursuant to a transaction or a series of transactions not approved by our board, the beneficial owner, directly or indirectly, of Ironwood securities representing more than 50% of the total voting power;

  •
  a merger or consolidation of Ironwood, whether or not approved by our board, which results in the holders of our voting securities holding less 50% of the combined voting power of the surviving entity immediately after such merger or consolidation;

  •
  the sale or disposition of more than 2/3 of the assets of Ironwood; or

  •
  the date a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election.

        We will require any successor to assume and agree to perform the change of control plan. See Executive Compensation—Compensation Discussion and Analysis—Change of Control Severance Benefit Plan for more information about our change of control plan.

        Receipt of any payments or benefits under the change of control plan at the time of termination will be conditioned on the employee executing a written release of Ironwood from any and all claims arising in connection with his or her employment.

  Potential Payments Under Change of Control Severance Benefit Plan

        The following table presents our estimate of the amount of severance benefits to which each of the named executive officers would be entitled under the change of control plan in the event a Covered Termination of each named executive officer occurred on December 31, 2010. There are currently no other agreements or arrangements pursuant to which the named executive officers would receive severance benefits including termination without cause, termination for cause, termination by the executive for good reason, death or disability.

Name	Cash Severance ($)	Non-Equity Incentive Plan Compensation ($)	Equity Acceleration ($)(1)	Continuation of Health Benefits ($)	Total ($)
Peter M. Hecht, Ph.D.	50,000	12,500	980,887	4,253	1,047,640
Michael J. Higgins	140,000	35,000	720,204	4,297	899,501
Mark G. Currie, Ph.D.	167,500	41,875	961,695	1,684	1,172,754
Thomas A. McCourt	162,500	40,625	669,630	4,297	877,052

(1)
Reflects the in-the-money value of the unvested portion of such named executive officer's options that have vesting provisions based solely on time, and not performance, milestones. The value is calculated by multiplying the amount (if any) by which $10.35, the closing price of our Class A common stock on December 31, 2010, exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option.

Director Compensation

        The following table sets forth information regarding the compensation earned during 2010 by each of our directors other than Dr. Hecht, who does not receive compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)		Total ($)
George H. Conrades	9,972	(1)	—		9,972
Joseph C. Cook, Jr.	11,510	(2)	—		11,510
David Ebersman	—		—		—
Marsha H. Fanucci	4,239	(3)	—		4,239
Stephen C. Knight, M.D.(4)	—		—		—
Terrance G. McGuire	—		—		—
Gina Bornino Miller	—		150,397	(5)	150,397
Bryan E. Roberts, Ph.D.	9,972	(6)	—		9,972
David E. Shaw	4,225	(7)	—		4,225
Christopher T. Walsh, Ph.D.	—		50,000	(8)	50,000

(1)
Mr. Conrades received this compensation for his service as the chair of our governance and nominating committee in 2010. Pursuant to our director compensation program, Mr. Conrades elected to receive this compensation in unrestricted shares of our Class A common stock.

(2)
Mr. Cook received this compensation for his services as the chair of our board and as the chair of our audit committee, in each case from January 1, 2010 through July 28, 2010. Pursuant to our director compensation program, Mr. Cook elected to receive this compensation in unrestricted shares of our Class A common stock.

(3)
Ms. Fanucci received this compensation for her services as the chair of our audit committee from July 29, 2010 through December 31, 2010.

(4)
Dr. Knight resigned from our board of directors at the time of our initial public offering on February 2, 2010. At the time of his resignation, none of the 40,000 shares of Class B common stock granted to Dr. Knight on September 18, 2009 were vested, and the unvested 40,000 shares were forfeited and cancelled in accordance with the terms of the applicable restricted stock agreement.

(5)
Ms. Bornino Miller received this compensation from Microbia, Inc., Ironwood's former majority-owned subsidiary, for her service as chair of the board of Microbia, Inc. prior to its acquisition by DSM Holding Company USA, Inc. in September 2010.

(6)
Dr. Roberts received this compensation for his service as the chair of our compensation committee from January 1, 2010 through July 28, 2010, and as the chair of our board from July 29, 2010 through December 31, 2010. Pursuant to our director compensation program, Dr. Roberts elected to receive this compensation in unrestricted shares of our Class A common stock.

(7)
Mr. Shaw received this compensation for his services as the chair of our compensation committee from July 29, 2010 through December 31, 2010. Pursuant to our director compensation program, Mr. Shaw elected to receive this compensation in unrestricted shares of our Class A common stock.

(8)
Dr. Walsh received this compensation for his service as chair of our Pharmaceutical Advisory Committee in 2010.

        In July 2009, our compensation committee approved a director compensation program. In accordance with our director compensation program, during the year ended December 31, 2009, each non-employee member of our board of directors received a restricted stock grant in the amount of 40,000 shares for future service to Ironwood during years 2010 through 2013. The forfeiture rights with respect to these awards lapse in quarterly increments of 2,500 shares over the period starting January 1, 2010 and ending December 31, 2013, provided that the recipient is still one of our board members on such date. Subject to certain limited exceptions, no director may transfer any of the shares of restricted stock while such person is a director of Ironwood.

        Beginning in 2010, the chair of our board and each of the committee chairs receives annual compensation of $10,000, payable quarterly in unrestricted stock or cash at the individual director's election. The following directors received chair compensation in 2010:

Name	Chair	Period of service in 2010 as Chair
George H. Conrades	Governance and nominating committee	1/1/2010 - 12/31/2010
Joseph C. Cook, Jr.	Board;	1/1/2010 - 7/28/2010;
	Audit committee	1/1/2010 - 7/28/2010
Marsha H. Fanucci	Audit committee	7/29/2010 - 12/31/2010
Bryan E. Roberts, Ph.D.	Compensation and HR committee;	1/1/2010 - 7/28/2010;
	Board	7/29/2010 - 12/31/2010
David E. Shaw	Compensation and HR committee	7/29/2010 - 12/31/2010

        Directors currently are, and will continue to be, reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees. Non-employee directors are also eligible to participate in our existing incentive plans other than our employee stock purchase plan.

        We do not anticipate providing any additional compensation to our current directors, aside from the annual chair compensation described above, until 2013, at which time the four-year restricted stock grants will be fully vested in recognition of service during that period. Our board will consider compensation arrangements for any new directors who join the board in future periods.

PROPOSAL NO. 4—APPROVAL OF THE MATERIAL TERMS
OF THE PERFORMANCE GOALS UNDER OUR AMENDED
AND RESTATED 2010 EMPLOYEE, DIRECTOR AND
CONSULTANT EQUITY INCENTIVE PLAN

Our board recommends that you approve the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant
Equity Incentive Plan, pursuant to the performance-based compensation exemption requirements of Section 162(m) of the Internal Revenue Code of 1986.

Background

        We are seeking stockholder approval of the material terms of the performance goals under our Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, or our 2010 Plan, as determined pursuant to the performance-based compensation exemption provisions of the regulations under Section 162(m) of the Internal Revenue Code, or Section 162(m).

        Prior to our initial public offering in February 2010, our board of directors and our stockholders adopted and approved our 2010 Plan, which we have subsequently amended. Our 2010 Plan is a broad-based incentive plan that provides for the grant of incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards, including performance-based awards. Our board believes that our company's success and long-term progress are dependent upon attracting and incentivizing qualified individuals who can serve as directors, officers, employees, consultants, and advisers, and aligning the interests of such individuals with those of our stockholders. Our 2010 Plan provides our board of directors and compensation committee the flexibility to use various forms of incentive awards as part of our company's overall compensation programs.

        We are seeking stockholder approval to extend the period during which we will be able to grant certain awards, including stock options, under our 2010 Plan, without limiting the federal income tax deduction available to us with respect to compensation income realized under those awards. Section 162(m) generally imposes a $1 million limit on the deduction that we might otherwise claim for a taxable year with respect to the compensation for the year to each of our "covered employees." Our "covered employees" consist of our chief executive officer and the other three most highly compensated officers of our company (excluding our chief financial officer). An exception to the deduction limitation may be available for certain awards made during a limited period following a company's initial public offering under compensation plans that were in existence prior to the company becoming publicly held, as defined in the Section 162(m) regulations. Another exception, not limited to a transition period, is available for certain so-called "performance-based" compensation. Although we have not approached the $1 million annual compensation level for any of our covered employees, we believe that it is in our and our stockholders' best interests to approve the material terms of the performance goals under our 2010 Plan, as required for purposes of the performance-based compensation exemption, so that we are in a position to maximize corporate deductibility of our equity compensation to the extent that it is practicable to do so. If our stockholders do not approve the material terms of the performance goals under our 2010 Plan, the plan will remain in effect and we will continue to make awards under the plan, but we would not be able to make awards under the plan that are exempt from the deduction limitations of Section 162(m) by reason of the performance-based compensation exemption.

        For purposes of Section 162(m), the material terms of the performance goals under our 2010 Plan for which we seek stockholder approval include: (i) the eligibility provisions, (ii) a maximum limit on the number of stock options or other stock rights that we may grant to any individual during a specified period, and (iii) for performance awards other than stock options and stock appreciation rights, the performance criteria that we may use to establish performance goals for the award. The eligibility provisions of our 2010 Plan are set forth below under 2010 Plan Summary—Eligibility, the maximum number of stock options or other stock rights that we may grant annually to a participant in our 2010 Plan is set forth below under 2010 Plan Summary—Limitations on Grants, and (iii) the performance criteria are described below under 2010 Plan Summary—Performance Goals.

2010 Plan Summary

        The following is a summary of the terms of our 2010 Plan. This summary is qualified in its entirety by reference to the complete text of our 2010 Plan, which is attached as Appendix A to this proxy statement and incorporated herein by reference. This summary is not intended to be a complete description of the terms of our 2010 Plan.

        Number of Shares Issuable under our 2010 Plan.    Subject to adjustment for stock splits and similar events, as well as the provision described below, the total number of shares that may be delivered under our 2010 Plan is limited to the sum of:

  •
  6,000,000 shares of Class A common stock and

  •
  the number of shares of common stock that are represented by awards that are forfeited, expired, cancelled or terminated (without exercise) under our 1998 Amended and Restated Stock Option Plan, Amended and Restated 2002 Stock Incentive Plan, 2002 California Stock

    Incentive Plan and 2005 Plan on or after the effective date of our 2010 Plan, up to a maximum of 16,700,000 shares of Class A common stock.

        The number of shares that we may issue under our 2010 Plan may be increased annually, within certain limits, by affirmative action of our board of directors. This annual increase is equal to the lesser of (a) 6,600,000 shares, (b) 4% of the shares of common stock outstanding on the first day of the then-current fiscal year, or (c) such lesser number of shares as our board of directors may approve. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reclassification or other change in our capital structure, other than an ordinary cash dividend, our board of directors or compensation committee will make appropriate adjustments to the number and class of securities available for issuance under our 2010 Plan, the maximum number of shares with respect to which awards may be granted during a specified period in compliance with Section 162(m), the number and class of securities subject to outstanding awards, and any other provision of awards affected by such change.

        Generally, shares of Class A common stock reserved for awards under our 2010 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award, or shares of common stock withheld for taxes, will not be available for future grant.

        Plan Administration.    Our compensation committee has full power and discretionary authority, consistent with the terms of our 2010 Plan and applicable law, to select the participants to whom awards will be granted, to determine the type of awards and the number of shares of Class A common stock to be covered by awards, to determine the exercise or purchase price of awards, and to determine the specific terms and conditions of each award, including the vesting terms of the award, if any. Our compensation committee is authorized to interpret the provisions of our 2010 Plan and to make any rules and determinations which it deems advisable for the administration of our 2010 Plan. To the extent permitted under applicable law, our compensation committee may delegate to any person all or part of the compensation committee's authority and duties with respect to the granting of awards to participants other than directors and officers who are subject to the reporting and other provisions of Section 16 of the Exchange Act.

        Eligibility.    Our employees, officers, directors, consultants and advisors who provide services to our company are eligible to receive awards under our 2010 Plan. We may also grant awards under our 2010 Plan to employees, directors, consultants and advisors of a corporation that is a parent or subsidiary of our company or an affiliate, for purposes of Section 424 of the Internal Revenue Code. Only our employees and the employees of any of our affiliates are eligible to receive stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code.

        The granting of awards under our 2010 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Approximately 224 employees, including four employees who are executive officers of our company, and nine non-employee directors were eligible to participate in our 2010 Plan as of March 31, 2011. On March 31, 2011, the closing price of our Class A common stock was $13.98 per share, as reported by The NASDAQ Stock Market.

        Limitations on Grants.    The awards granted to a participant under our 2010 Plan in any given fiscal year may not exceed an aggregate of 1,000,000 shares.

        Performance Goals.    To enable certain awards granted under our 2010 Plan to a covered employee to qualify as "performance-based" compensation under Section 162(m), our 2010 Plan provides that our compensation committee may require that the vesting of such awards be conditioned on the satisfaction of objectively determinable performance criteria based on one or more of the following goals with respect to Ironwood, an affiliate of Ironwood or a division or strategic business unit of

Ironwood or an affiliate of Ironwood: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain objectives; sales; revenues; assets; expenses; earnings or earnings per share; earnings before interest and taxes (EBIT) or EBIT per share; earnings before interest, taxes, depreciation and amortization (EBITDA) or EBITDA per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow or cash flow per share; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; customer expansion or retention; acquisitions or divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space-planning objectives. In the areas of drug research, development, regulatory affairs and commercialization, if a third party partner that is party to a licensing or collaboration agreement with Ironwood accomplishes a development milestone, regulatory achievement, or commercialization or sales target with the partnered asset, then such third party partner's accomplishment shall constitute an achievement of ours.

        Our compensation committee has the authority to make adjustments to the performance goals provided that any such adjustments do not otherwise violate Section 162(m) or the other terms of our 2010 Plan. Stock options and stock appreciation rights can qualify for the performance-based compensation exemption under Section 162(m) without regard to these or other vesting conditions, if the exercise price is not less than the fair market value of our Class A common stock on the date of grant.

        Stock Options.    Our 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-qualified stock options. To qualify as an incentive stock option, the option and the participant must meet the federal tax requirements, including a $100,000 annual limit on the value of shares subject to incentive stock options that first become exercisable by the participant in any one fiscal year. Options granted under our 2010 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed such annual limit on incentive stock options.

        For each stock option granted under our 2010 Plan, the compensation committee or its designee will determine the number of shares of Class A common stock covered by the stock option, the term of the stock option, the exercise price, and the conditions and limitations applicable to the exercise of the stock option and the Class A common stock issued thereunder, including vesting provisions and the effect of termination of employment or service on the stock option. The term of each stock option will be determined by the compensation committee or its designee, and may not exceed ten years from the date of grant. The exercise price of each option is determined by the compensation committee or its designee, but may not be less than 100% of the fair market value, which is the closing sale price, of our Class A common stock on the date of grant. In general, stock options are granted with an exercise price equal to the fair market value of the Class A common stock on the date of grant.

        Stock options may be exercised in whole or in part by giving written or electronic notice to us or our designee, together with provision for payment of the exercise price in such form as may be permitted by the terms of the stock option or by the compensation committee. Our 2010 Plan permits the following forms of payment for the exercise price of stock options: (a) cash or check, (b) delivery of shares of our Class A common stock owned by the participant for at least six months (if required to avoid negative accounting treatment) and having a fair market value equal, as of the date of exercise, to the cash exercise price, (c) having us retain from the shares otherwise issuable upon exercise of the stock option a number of shares having a fair market value equal, as of the date of exercise, to the cash exercise price, (d) at the discretion of our compensation committee, payment through a cashless exercise program established with a securities brokerage firm and approved by the compensation committee, (e) at the discretion of the compensation committee, any combination of the foregoing, or (f) such other lawful consideration as the compensation committee, in its sole discretion, may permit.

        Stock Grants and Stock-Based Awards.    Our 2010 Plan allows for the grant of shares to a participant upon such terms and conditions as the compensation committee may determine. The compensation committee may grant a "restricted stock award" under which shares are subject to repurchase or forfeiture if the participant's employment or service terminates within a specified period or if the participant fails to achieve certain performance goals. The compensation committee also has the right to grant other awards based on or with reference to our Class A common stock or its trading price, including, without limitation, the grant of securities convertible into Class A common stock, stock appreciation rights, phantom stock awards and stock units. Our 2010 Plan permits the following forms of payment, if required by the award terms, for the purchase price of stock grants and other stock-based awards: (a) cash or check, (b) at the discretion of our compensation committee, delivery of shares of our Class A common stock owned by the participant for at least six months (if required to avoid negative accounting treatment) and having a fair market value equal, as of the date of acceptance of the award, to the cash purchase price, (c) at the discretion of the compensation committee, a combination of the foregoing, or (d) such other lawful consideration as the compensation committee, in its sole discretion, may permit.

        Tax Withholding.    Participants in our 2010 Plan are responsible for the payment of any federal, state or local income taxes, employment taxes or other amounts that we are required by law to withhold upon the exercise or acceptance of any award, the vesting of an award or in connection with any other reason required by law. We may withhold from the participant's compensation, if any, the statutory minimum amount of such withholding, or we may require that the participant make a cash payment to us for such amount. Subject to approval by our compensation committee, a participant may satisfy such withholding obligation by delivery of shares of our Class A common stock, including holding back shares of stock from the award that created the withholding obligation, with a fair market value equal to the statutory minimum amount of such withholding.

        Change in Control Provisions.    The Plan contains provisions addressing the consequences of a "corporate transaction." A corporate transaction is generally a transaction in which our company is to be consolidated with or acquired by another entity through a merger, consolidation or sale of all or substantially all of our assets. In connection with a corporation transaction, our board of directors or compensation committee will take, or cause to be taken, any of the following actions as to all or any outstanding stock options, on such terms as the board of directors or compensation committee determines, unless otherwise specifically provided by the terms of the stock option:

  •
  assumption of stock options by the acquiring or surviving entity;

  •
  upon written notice, provide that unexercised stock options must be exercised within a specified number of days, at the end of which period such stock options, if not exercised, shall terminate; or

  •
  termination of unexercised stock options in exchange for a cash payment to the holder of such stock options equal to the difference between the per share consideration received by common stockholders in the corporate transaction and the exercise price of each such stock option.

        With respect to outstanding stock grants, the board of directors or compensation committee shall make provision for the substitution of stock grants by the surviving or acquiring entity or for the termination of stock grants in exchange for payment in an amount equal to the consideration payable in the corporate transaction to a holder of the number of shares of Class A common stock comprising such stock grants and shall appropriately adjust other stock-based awards.

        Amendment of our 2010 Plan.    Our stockholders, and in certain instances, our board of directors or compensation committee, may amend our 2010 Plan at any time. However, no such action may adversely affect any rights under any outstanding award without the participant's consent.

        Duration and Termination of our 2010 Plan.    Our 2010 Plan will terminate on December 17, 2019, unless terminated earlier by vote of our stockholders or board of directors. No awards may be made after termination of our 2010 Plan, but previously granted awards may continue beyond the termination date in accordance with their terms.

U.S. Federal Income Tax Consequences of Options Granted under our 2010 Plan

        The following is a general summary of the material U.S. federal income tax consequences, under the current provisions of the Internal Revenue Code and regulations, to participants who are either U.S. citizens or residents of certain transactions with respect to options granted under our 2010 Plan. Changes to these laws could alter the tax consequences described below. This summary assumes that all options granted under our 2010 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to non-qualified deferred compensation.

        Incentive Stock Options.    Incentive stock options are intended to qualify for treatment under Section 422 of the Internal Revenue Code. An employee is not required to recognize for regular U.S. federal income tax purposes any taxable income as a result of the grant or as a result of the employee's exercise of an option that is treated for tax purposes as an incentive stock option; however, the difference between the exercise price and the fair market value of the shares at the time of exercise constitutes alternative minimum taxable income and may require payment of an alternative minimum tax. On a sale of the shares acquired through exercise of an incentive stock option, provided such sale does not occur (a) within two years of the date of grant of the option or (b) within one year after the date of exercise, any recognized gain (or loss) will be taxed as long term capital gain (or loss) and our company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year after the date of exercise, the tax basis of the shares for the purpose of a subsequent sale generally includes the option price paid for the shares.

        However, if the employee disposes of the shares acquired upon exercise of an incentive stock option before the later of (a) two years from the date of grant and (b) one year after the date of exercise, the employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income, and a corresponding deduction will be available to our company. The amount treated as compensation income is, in general, the excess of the fair market value of the shares at the time of exercise over the exercise price, and if the disposition is a taxable sale any additional gain recognized in the sale would be a capital gain, long or short term depending on how long such shares were held. With limited exceptions, if the disposition is a sale or exchange at a price less than the value of the shares at time of exercise, any ordinary income resulting from the disposition would be limited to the excess, if any, of the sale price over the exercise price. For purposes of determining capital gain or loss on a sale of shares acquired upon exercise of an incentive stock option, where the sale occurs before the later of two years from the date of grant and one year after the date of exercise, the tax basis of the shares generally includes the option price paid for the shares and the compensation income resulting from the sale of the shares.

        Nonqualified Stock Options.    Upon the grant of a nonqualified stock option to purchase shares of our Class A common stock under our 2010 Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient (or its transferee, if the recipient has transferred its award) will be required to recognize ordinary income on the date the recipient (or its transferee) exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares on the date of exercise and the option price. The tax basis of the shares acquired on exercise of a nonqualified stock option for the purpose of determining gain or loss on a subsequent sale generally includes the option price paid and the ordinary income resulting from exercise of the nonqualified stock option. The income on exercise of a nonqualified stock option awarded to an employee is subject to federal tax withholding. Generally, our company will be entitled to a deduction in the amount reported as income on the exercise of a nonqualified stock option.

        Compensation Deduction Limitation.    Under Section 162(m), our company's federal income tax deductions for certain compensation paid to covered employees is limited to $1 million per year. Section 162(m) provides an exception to this limitation for certain "performance-based" compensation approved by a committee consisting solely of at least two "outside directors." Section 162(m) also provides transition relief from its limitations for certain awards made pursuant to a compensation plan that was in existence before a company becomes publicly held, as defined in the Section 162(m) regulations. If our stockholders approve the material terms of the performance goals under our 2010 Plan, and subject to our complying with other requirements, we would expect to be able to use our 2010 Plan to grant awards that qualify for the performance-based compensation exemption. Whether awards not relying on the performance-based compensation exemption would fail to be deductible by reason of Section 162(m) will depend on the particular facts surrounding the award, including the possible availability of the previously described transition-period relief.

Equity Plans

        The table below sets forth information with regard to securities authorized for issuance under our equity compensation plans as of December 31, 2010. As of December 31, 2010, we had four active equity compensation plans, each of which was approved by our stockholders:

  •
  Our Amended and Restated 2002 Stock Incentive Plan;

  •
  Our Amended and Restated 2005 Stock Incentive Plan;

  •
  Our 2010 Plan; and

  •
  Our 2010 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,603,229	$4.25	5,574,857
Equity compensation plans not approved by security holders	—	—	—

Total	14,603,229		5,574,857

Vote Required

        The approval of our 2010 Plan requires a majority of the votes cast for or against the proposal. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not otherwise affect the outcome of this proposal.

PROPOSAL NO. 5—RATIFICATION OF OUR SELECTION
OF AUDITORS

Our board recommends that you ratify the selection of
Ernst & Young LLP as our auditors for fiscal year 2011.

        Our audit committee has appointed Ernst & Young LLP to serve as our auditors for the fiscal year ending December 31, 2011. The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited the books and accounts of Ironwood since 1998 and has audited our financial statements for the years ending December 31, 2010, 2009 and 2008. Detailed disclosure of the audit and tax fees we paid to Ernst & Young LLP in 2010 and 2009 are set forth below. Based on these disclosures and information in the audit committee report on page 16 of this proxy statement, our audit committee is satisfied that our auditors are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, stockholder ratification of its selection of auditors for fiscal year 2011.

        Representatives of Ernst & Young LLP are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

        The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2010 and 2009 for the audits of our annual financial statements, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of the services described in the following fee table were approved in conformity with the audit committee's pre-approval process.

	2010	2009
Audit	$641,000	$837,476
Audit related	—	—
Tax	110,000	53,000
All other	—	—

	$751,000	$890,476

        Audit fees for 2010 and 2009 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements, and for services associated with our initial public offering, which closed on February 8, 2010.

        Tax fees for 2010 and 2009 were for professional services for the preparation of our federal and state tax returns and tax advice.

        Other than the foregoing, Ernst & Young LLP did not provide any other services to us in 2010 or 2009.

Vote Required

        The approval of the proposal to ratify the selection of Ernst & Young LLP as our auditors requires a majority of the votes cast for or against the proposal. Abstentions will not affect the outcome of this proposal.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, executive officers and beneficial owners of more than 10% of our Class A common stock and Class B common stock, combined, are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our securities with the SEC. Our staff assists our directors and executive officers in preparing ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based on a review of the copies of reports filed by us or by our 10% stockholders and written representations that no other reports were required, we believe that during 2010, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER COMMUNICATIONS, NOMINATIONS FOR DIRECTORSHIPS
AND PROPOSALS

Communications

        A stockholder may send general communications to our board, any committee of our board or any individual director by directing such communication to General Counsel, Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142. All communications will be reviewed by the general counsel and, if requested by the stockholder, forwarded to our board or an individual director, as applicable. Our general counsel reserves the right not to forward to our board or any individual director any abusive, threatening or otherwise inappropriate materials.

Proposals and Nominations

        Stockholders who wish to present a proposal for inclusion in our proxy materials for our 2012 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and our bylaws. Those procedures require that we receive a stockholder proposal in writing no later than [                        ] in order for such proposal to be included in our proxy materials.

        Under our bylaws, stockholders who wish to nominate a director or include a proposal in our 2012 annual meeting of stockholders (but do not wish to include such proposal in our proxy materials) must give us timely notice. To be timely, a notice of director nomination or other proposal for the 2012 annual meeting of stockholders must be received by us no earlier than March 11, 2012 and no later than April 10, 2012, unless the date of the 2012 annual meeting of stockholders is more than 30 days from the anniversary date of the 2011 annual meeting of stockholders, in which event the notice must be received by us on or before 15 days after the day on which the date of the 2012 annual meeting of stockholders is first disclosed in a public announcement. The notice must contain specified information that is prescribed in our bylaws about you and the director nominee or the proposal, as applicable. If any director nomination or stockholder proposal is submitted after April 10, 2012, our bylaws provide that the nomination or the proposal shall be disregarded.

SEC FILINGS

        We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its internet website at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Ironwood Pharmaceuticals, Inc., 301 Binney Street, Cambridge, Massachusetts 02142, Attention: Corporate Communications, telephone: (617) 621-8304.

APPENDIX A—IRONWOOD PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2010 EMPLOYEE, DIRECTOR AND
CONSULTANT EQUITY INCENTIVE PLAN

1.    DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

  Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.

  Board of Directors means the Board of Directors of the Company.

  Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

  Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

  Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan, or a subcommittee thereof that consists solely of two or more "outside" directors, as required under Section 162(m) of the Code.

  Common Stock means shares of the Company's Class A Common Stock, $0.001 par value per share.

  Company means Ironwood Pharmaceuticals, Inc., a Delaware corporation.

  Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's or its Affiliates' securities.

  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

  Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

  Exchange Act means the Securities Exchange Act of 1934, as amended.

  Fair Market Value of a Share of Common Stock means:

    (1)
    If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

    (2)
    If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

    (3)
    If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

  Non-Qualified Option means an option which is not intended to qualify as an ISO.

  Option means an ISO or Non-Qualified Option granted under the Plan.

  Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

  Performance-Based Award means a Stock Right as set forth in Paragraph 9 hereof.

  Performance Goals means performance goals based on one or more of the following criteria: achievement of research, clinical trial or other drug development objectives; achievement of regulatory objectives; achievement of manufacturing and/or supply chain objectives; sales; revenues; assets; expenses; earnings or earnings per share; earnings before interest and taxes (EBIT) or EBIT per share; earnings before interest, taxes, depreciation and amortization (EBITDA) or EBITDA per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow or cash flow per share; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; customer expansion or retention; acquisitions or divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space-planning objectives.

  The foregoing performance goals may be determined: (a) on an absolute basis, (b) relative to internal goals or levels attained in prior years, (c) related to other companies or indices, or (d) as ratios expressing relationships between two or more Performance Goals. Where applicable, the

  Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to the Company and/or an Affiliate of the Company, or a division or strategic business unit of the Company and/or an Affiliate of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no Performance-Based Award will be issued or no vesting will occur, levels of performance at which Performance-Based Awards will be issued or specified vesting will occur, and a maximum level of performance above which no additional issuances will be made or at which full vesting will occur. In the areas of drug research, development, regulatory affairs and commercialization, if a third party partner that is party to a licensing or collaboration agreement with the Company accomplishes a development milestone, regulatory achievement, or commercialization or sales target with the partnered asset, then such third party partner's accomplishment shall constitute an achievement of the Company.

  The satisfaction of each of the foregoing Performance Goals shall be subject to certification by the Committee. The Committee has the authority to make adjustments to the Performance Goals provided that any such adjustments do not otherwise violate Section 162(m) of the Code or the terms of the Plan. In the case of Performance-Based Awards that are not intended to comply with Section 162(m) of the Code, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

  Plan means this Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan.

        Securities Act means the Securities Act of 1933, as amended.

  Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

  Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

  Stock Grant means a grant by the Company of Shares under the Plan.

  Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

  Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.    PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.    SHARES SUBJECT TO THE PLAN.

        (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 6,000,000 shares of Common Stock and (ii) any shares of common stock that are represented by awards granted under the Company's 1998 Amended and Restated Stock Option Plan, the Amended and Restated 2002 Stock Incentive Plan, the 2002 California Stock Incentive Plan and

the Amended and Restated 2005 Stock Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company on or after the effective date of this plan, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 20 of this Plan; provided, however, that no more than 16,700,000 Shares shall be added to the Plan pursuant to subsection (ii).

        (b)   Notwithstanding Subparagraph (a) above, on the first day of each fiscal year of the Company during the period beginning in fiscal year 2011, and ending on the second day of fiscal year 2019, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 6,600,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 20 of the Plan; (ii) 4% of the number of outstanding shares of common stock on such date; and (iii) an amount determined by the Board of Directors. The increase in the number of Shares available for issuance under this Plan set forth in this Subparagraph (b) shall be subject to the approval of the Board of Directors and shall be effective upon the first day of each applicable fiscal year; provided, however, that in the event the Board of Directors has not approved an increase on or before the first day of the applicable fiscal year, the number of Shares available for issuance under this Plan shall remain the same until such time that the Board of Directors approves an increase under this Paragraph (b).

        (c)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.    ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator.

        Subject to the provisions of the Plan, the Administrator is authorized to:

          (a)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          (b)   Determine which Employees, directors and Consultants shall be granted Stock Rights;

          (c)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 1,000,000 Shares be granted to any Participant in any fiscal year;

          (d)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

          (e)   Determine Performance Goals; and

          (f)    Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of: (x) not causing any adverse tax consequences under Section 409A of the Code and (y) preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

5.    ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.    TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

        (a)    Non-Qualified Options:    Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

  (i)
  Exercise Price:    Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

  (ii)
  Number of Shares:    Each Option Agreement shall state the number of Shares to which it pertains.

  (iii)
  Option Periods:    Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

  (iv)
  Option Conditions:    Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

  A.
  The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

  B.
  The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

        (b)    ISOs:    Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

  (i)
  Minimum standards:    The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) thereunder.

  (ii)
  Exercise Price:    Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

  B.
  More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

  (iii)
  Term of Option:    For Participants who own:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

  (iv)
  Limitation on Yearly Exercise:    The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.
TERMS AND CONDITIONS OF STOCK GRANTS.

        Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

          (a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

          (b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

          (c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time or attainment of Performance Goals upon which such rights shall accrue and the purchase price therefor, if any.

8.
TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

        The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.
PERFORMANCE-BASED AWARDS.

        A Participant's Performance-Based Award shall be determined based on the attainment of written Performance Goals, which must be objective and approved by the Committee while the outcome for that performance period is substantially uncertain, and no more than ninety (90) days after the commencement of the performance period to which the Performance Goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period. The Committee shall determine whether, with respect to a performance period, the applicable Performance

Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will vest for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award to a given Participant may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Committee.

10.
EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph 10 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 23) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO

(as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of any Option including, but not limited to, pursuant to Section 409A of the Code.

11.
ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the aggregate exercise price, if any, in accordance with this Paragraph 11 for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant, and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code.

12.
RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the aggregate exercise or purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

13.
ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph 13. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

          (a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

          (b)   Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

          (c)   The provisions of this Paragraph (c), and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

          (d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

          (e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

          (f)    Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

          (a)   All outstanding and unexercised Options as of the time the Participant is notified that his or her service is terminated for Cause will immediately be forfeited.

          (b)   Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

          (a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to him or her to the extent that the Option has become exercisable but has not been exercised on the date of Disability.

          (b)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant's termination due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

          (c)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.
EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

          (a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death.

          (b)   If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.    PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

        (a)   The person who exercises or accepts such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

    "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

        (b)   At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the Securities Act without registration thereunder.

19.    DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

20.    ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

        (a)    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraphs 3(a), 3(b) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        (b)    Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph (b)), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph (b)) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

        In taking any of the actions permitted under this Paragraph 20(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

        (c)    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

        (d)    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 20, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive. Except as permitted in this Paragraph 20(d), the Administrator may not, without obtaining stockholder approval: (a) amend the terms of any outstanding Stock-Based Award to reduce the exercise price of such Stock-Based Award; (b) cancel any outstanding Stock-Based Award in exchange for an Option or Stock-Based Award with an exercise price that is less than the exercise price of the original Stock-Based Award; or (c) cancel any outstanding Stock-Based Award with an exercise price above the current stock price in exchange for cash or other securities.

        (e)    Modification of Options.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of any ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Option. This Subparagraph (e) shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        Except as permitted in this Paragraph 20(d), the Administrator may not, without obtaining stockholder approval: (a) amend the terms of any outstanding Option to reduce the exercise price of such Option; (b) cancel any outstanding Option in exchange for an Option or Stock-Based Award with an exercise price that is less than the exercise price of the original Option; or (c) cancel any outstanding Option with an exercise price above the current stock price in exchange for cash or other securities.

        (f)    Modification of Performance-Based Awards.    Notwithstanding the foregoing, with respect to any Performance-Based Award that is intended to comply as "performance based compensation" under Section 162(m) of the Code, the Committee may adjusted proportionately, the number of Shares payable pursuant to a Performance-Based Award to reflect the Corporate Transaction or other event but may not otherwise increase the number of Shares, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of death or Disability of the Participant.

21.    ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

22.    FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

23.    CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the

Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

24.    WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 25) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

25.    NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

26.    TERMINATION OF THE PLAN.

        The Plan will terminate on December 17, 2019. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

27.    AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise); to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; and, in order to continue to comply with Section 162(m) of the Code. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

28.    EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

29.    GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000102620_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Bryan E. Roberts 02 Peter M. Hecht 03 David E. Shaw IRONWOOD PHARMACEUTICALS, INC. 301 BINNEY STREET CAMBRIDGE, MA 02142 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approval, by non-binding advisory vote, of the compensation paid to the named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years 3. To recommend, by non-binding advisory vote, the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR proposals 4 and 5: For Against Abstain 4. Approval of the material terms of the performance goals under the Company's Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan. 5. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2011. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000102620_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Letter to Stockholders, Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . IRONWOOD PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 9, 2011 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Peter M. Hecht and Michael J. Higgins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IRONWOOD PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, EDT on 6/9/2011, at the Royal Sonesta Hotel Boston, 40 Edwin Land Boulevard, Cambridge, MA 02142, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side